UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PHILLIPS EDISON & COMPANY, INC.
(Name of Registrant as Specified in its Charter)
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Dear Fellow Phillips Edison & Company Stockholders:

As one of the nation’s largest owners and operators of grocery-anchored shopping centers, 2020 has been a year unlike any other for Phillips Edison & Company, Inc. (“PECO”). Despite the challenges of the COVID-19 pandemic, our well-located, grocery-anchored shopping centers and our tenants, whom we call our “Neighbors,” demonstrated their resiliency. Our team of talented associates worked tirelessly throughout the year to ensure our Neighbors could operate their business as best they could, given the circumstances.

Our efforts paid off. Our aggregate rent and recovery collections were above 95% for the calendar year, and our financial results were among the best in our industry. Our performance during these challenging times fully validates our investment thesis that an investment in neighborhood grocery-anchored shopping centers provides both stability and investment growth in good times and bad.

Positioned for Growth

We are optimistic about the opportunities to come in 2021. We continue to work with our Neighbors as they emerge from the pandemic, and at the same time, we are executing leases with new Neighbors at a record pace. Our centers remain in high demand, driven by several economic trends: the migration toward the suburbs from urban centers, an increase in permanent work-from-home situations, and accelerating omnichannel adoption by retailers. Our neighborhood centers complement our Neighbors as they look at expanding their “buy online, pick up at store” business and solve for last-mile delivery.

The COVID-19 pandemic changed the way we work, live, and shop – and we believe our well-located grocery-anchored centers are poised to benefit greatly from these changes.

Improved Public Market Backdrop

Since November of 2020, we have seen a dramatic improvement in the sentiment and appetite for retail shopping center REITs in the public markets. Investors are positioning to capitalize on the economy as it re-opens, vaccines are distributed, and consumer buying power is buoyed by government stimulus.

We are looking for opportunities to allow us to capitalize on this current momentum, including potentially listing our securities on a national stock exchange or potentially listing in conjunction with a substantially concurrent registered public offering. Any listing and/or listing in conjunction with a substantially concurrent registered public offering would provide a path to liquidity for our stockholders as we would become a publicly traded company on a national stock exchange.

We Need Your Vote!

Our board of directors and management are reviewing liquidity alternatives for PECO and as such, our board of directors recommends your favorable vote on all the proposals in our attached proxy statement. Proposal 4, which amends our charter, is particularly important, as it facilitates a potential listing and/or a potential listing in conjunction with a substantially concurrent registered public offering of our common stock, while providing future liquidity for our stockholders.

PROVIDING LIQUIDITY TO OUR STOCKHOLDERS IS A TOP PRIORITY FOR US, AND WE NEED YOUR VOTE!

Long-Term Investment

We started this business over 30 years ago with an exclusive focus on owning and operating grocery-anchored shopping centers. Our investment thesis, which remains consistent today, has proven reliable and profitable through many market cycles. As we look forward, gaining access to the public markets can provide new sources of capital to grow our business and can provide stockholders with a path to liquidity.

As always, we are relentlessly focused on maximizing the value of your investment. We look forward to updating you in May 2021, when we update our estimated value per share.

Sincerely,
Jeffrey S. Edison
Chairman & Chief Executive Officer

PHILLIPS EDISON & COMPANY, INC.
11501 Northlake Drive
Cincinnati, Ohio 45249

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:
On Friday, June 18, 2021 at 10:00 a.m. Eastern Time, Phillips Edison & Company, Inc., a Maryland corporation (the “Company,” “PECO,” “we,” or “our”), will hold our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), which will be a “virtual meeting” held via live webcast at www.virtualshareholdermeeting.com/PECO2021.

The purpose of the Annual Meeting is to consider and vote upon the following proposals:
1.Elect eight directors to serve until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify;
2.Approve a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the year ended December 31, 2020, as described in the accompanying proxy statement;
3.Approve the amendment of our incentive equity plan as set forth in the First Amendment to the 2020 Omnibus Incentive Plan attached to the accompanying proxy statement as Appendix A;
4.Approve the amendment of our charter as set forth in the Articles of Amendment attached to the accompanying proxy statement as Appendix C;
5.Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
6.Transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
Stockholders of record at the close of business on March 30, 2021 will be entitled to notice of and to vote at the Annual Meeting. To participate in the Annual Meeting via live webcast, you will need the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials, on your proxy card, and on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin at 9:45 a.m. Eastern Time. Please allow ample time for the online check-in procedures.
Holding the Annual Meeting via live webcast allows us to communicate more effectively with more of our stockholders. You can access copies of our proxy materials and cast your vote on our pre-meeting forum at proxyvote.com/PECO.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Whether or not you plan to participate in the meeting and vote via webcast, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2021:
Our proxy statement, form of proxy card, and 2020 annual report to stockholders are also available at:
www.phillipsedison.com/investors/proxy-materials and proxyvote.com/PECO

By Order of the Board of Directors,
Tanya E. Brady
General Counsel, Senior Vice President, and Secretary
Cincinnati, Ohio
April 9, 2021

GENERAL INFORMATION

We are providing this proxy statement to the stockholders of PECO, in connection with the solicitation of proxies by the Board of Directors of PECO (the “Board”) for use at the Annual Meeting. This proxy statement and the related proxy card were first made available to our stockholders on or about April 9, 2021.
Q:    Who is entitled to attend and vote at the Annual Meeting?
A:    Only holders of record of shares of the Company’s common stock at the close of business on March 30, 2021, the record date, or their duly appointed proxies are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were approximately 280,745,701 shares of the Company’s common stock outstanding and approximately 39,997,332 Operating Partnership units (“OP units”) of Phillips Edison Grocery Center Operating Partnership I, L.P. (“PECO OP”) not held by the Company, which are exchangeable for shares of the Company’s common stock.
Q:    How many votes do I have?
A:    Each share of the Company’s common stock is entitled to one vote on each of the eight director nominees and one vote on each other proposal. Stockholders may not cumulate votes in the election of directors.
Q:    Who is asking for my vote, and who pays for this proxy solicitation?
A:    Your proxy is being solicited by the Board. PECO is paying the cost of solicitation. Proxies may be solicited personally, by telephone, electronically via the internet, or by mail. We have hired Broadridge Financial Solutions, Inc., a proxy solicitation firm, to assist us in ministerial matters in connection with the distribution of proxy materials and the solicitation of proxies and we will pay them a fee estimated to be $1,000,000. In accordance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we also will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred in forwarding proxy and solicitation materials to beneficial owners of our common stock.
Q:    What constitutes a “quorum”?
A:    Our bylaws provide that the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter constitutes a quorum at a meeting of our stockholders. Shares that are voted, broker non-votes, and shares abstaining from voting are treated as being present at the Annual Meeting for purposes of determining whether a quorum is present.
No business may be conducted at the Annual Meeting if a quorum is not present. Pursuant to PECO’s bylaws, the chairman of the meeting may adjourn the Annual Meeting to a later date, time, and place announced at the meeting, whether or not a quorum is present and without a vote of stockholders.
Q:    How do I vote?
A:    You may vote by proxy before the Annual Meeting in one of the following ways:
Internet. You may submit a proxy by going to proxyvote.com/PECO with use of the control number on your proxy card. Once at the website, follow the instructions to submit a proxy.
Telephone. You may submit a proxy using the toll-free number at 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from your proxy card.
Mail. You may submit a proxy by completing, signing, dating, and returning your proxy card, or voting instruction card, in the pre-addressed postage-paid envelope provided.
Refer to your proxy card or the information forwarded by your broker or other nominee to see which options are available to you. The internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you submit a proxy over the internet or by telephone, then you do not need to return a written proxy card or voting instruction card by mail. These internet and telephone facilities will close at 11:59 p.m. Eastern Time on June 17, 2021.
If you elect to participate in the Annual Meeting via live webcast, you can vote online during the Annual Meeting prior to the closing of the polls, and any previous votes that you submitted by mail, telephone, or internet will be superseded.
Q:    How will my proxy be voted?
A:    All PECO shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting as instructed on the proxies. If you properly sign, date, and return a proxy card, but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted in accordance with the recommendations of the Board. If you hold your shares in “street name,” through a broker, a bank, or other nominee and you do not provide voting instructions to your broker, bank, or other nominee on Proposals 1, 2, 3 and 4, which are considered non-routine matters, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 5, ratification of auditors, is considered a routine matter and, therefore, your broker may vote your shares according to your broker’s discretion. If any other business is properly presented at the Annual Meeting, a submitted proxy gives authority to each of John P. Caulfield and Tanya E. Brady, or their designee(s), to vote on such matters in accordance with the recommendation of the Board or, in the absence of such a recommendation, in his or her discretion.
Q:    How does the Board recommend I vote?
A:    The Board unanimously recommends that stockholders vote:
•FOR each of the nominees named in this proxy statement for election as a director,
•FOR the approval of the non-binding, advisory resolution on executive compensation,

•FOR the approval of the amendment of our incentive equity plan as set forth in the First Amendment to the 2020 Omnibus Incentive Plan attached hereto as Appendix A,
•FOR the approval of the amendment of our charter as set forth in the Articles of Amendment attached hereto as Appendix C, and
•FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Q:    What are the voting requirements of the proposals? How are abstentions and broker non-votes treated?
A:    Proposal 1: Election of Directors - An affirmative vote of the majority of shares present in person or by proxy is required for the election of a director. Because of this majority vote requirement, “withhold” votes (i.e., abstentions) and broker non-votes will have the effect as votes against a director nominee.
Proposal 2: Advisory Vote to Approve Executive Compensation - Advisory approval requires the affirmative vote of a majority of votes cast on such proposal. Abstentions and broker non-votes will have no effect on this proposal.
Proposal 3: Approval of the amendment of our incentive equity plan set forth in the First Amendment to the 2020 Omnibus Incentive Plan - Approval requires the affirmative vote of the majority of votes cast on such proposal. Abstentions and broker non-votes will have no effect on this proposal.
Proposal 4: Approval of the amendment of our charter as set forth in the Articles of Amendment - Approval requires the affirmative vote of the majority of all votes entitled to be cast on such proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.
Proposal 5: Ratification of the Independent Auditor - Ratification by the stockholders requires the affirmative vote of the majority of votes cast on such proposal. Abstentions will have no effect on this proposal. Because this proposal is considered “routine”, brokers, banks, and other nominees have discretionary authority to vote without receiving instructions. Thus, we do not expect any broker non-votes on this proposal.
Q:    What is the proposed charter amendment and why are we seeking its approval?
A:    We may seek to pursue the initial listing of the Company’s common stock on a national securities exchange and may also pursue a substantially concurrent registered public offering of common stock. Concentrated sales of our common stock shortly following its listing on a national securities exchange would likely reduce the trading price of our common stock, and the potential for such concentrated sales may also negatively impact the price that investors would be willing to pay in a potential substantially concurrent registered public offering. The proposed amendment would permit us to implement a plan for phased-in liquidity that would reduce the likelihood that these concentrated sales would occur. We would implement this plan for phased-in liquidity as described in more detail below.
Stockholder approval of Proposal 4 would permit the Company to change each share of our outstanding common stock into one share of a newly created class of Class B common stock. Upon the six-month anniversary of the listing of the Company’s common stock for trading on a national securities exchange or such earlier date or dates as approved by the Board with respect to all or any portion of the outstanding shares of Class B common stock, each share of Class B common stock automatically and without any action on your part would convert into one share of listed common stock. In all other respects, Class B common stock would have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Company’s currently outstanding common stock. Therefore, shares of Class B common stock would automatically convert into listed shares of common stock no later than six months following the listing of the Company’s common stock.
Q:    Is the implementation of the plan for phased-in liquidity expected to be taxable to me for U.S. federal income tax purposes?
A:    You generally should not recognize any gain or loss for U.S. federal income tax purposes as a result of the initial change of your existing shares of common stock into shares of Class B common stock, or the subsequent conversion of those shares of Class B common stock into shares of common stock. You are urged to consult your tax advisors with respect to the tax consequences to you (including applicable state, local and foreign tax consequences) of the change of your common stock into Class B common stock and the subsequent conversion of Class B common stock into common stock in light of your particular circumstances.
Q:    Once I have submitted my proxy, is it possible for me to change or revoke my proxy?
A:    Stockholders of record may change their vote or revoke a previously authorized proxy at any time before it is exercised at the Annual Meeting by:
• notifying our Secretary in writing that you are revoking your proxy;
• executing and delivering a later-dated proxy card or submitting a later-dated proxy by telephone or via the internet, in either case, if we receive it before the Annual Meeting date; or
• participating in the Annual Meeting via live webcast and voting online during the Annual Meeting prior to the closing of the polls.
Only the most recently submitted proxy will be counted and all others will be discarded regardless of the method of voting.
Stockholders who hold shares in an account of a broker, a bank, or other nominee may revoke their voting instructions by following the instructions provided by their broker, bank, or other nominee.
Q:    Will my vote make a difference?
A:    YES! Your vote is needed to ensure that the proposal can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Cautionary Note Regarding Forward-Looking Statements
Certain of the matters discussed in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, growth prospects, liquidity potential (including any potential listing or registered public offering), and other non-historical statements. You can identify these forward-looking statements by the use of words such as “initiatives,” “strategy,” “plan,” “expect,” “estimate,” “future,” “objectives,” “believe,” “opportunities,” “continue,” “seek,” “potential,” “looking forward,” “will,” “may,” “focus,” or other similar words. Such forward-looking statements only speak as of the date of this proxy statement and are subject to various risks and uncertainties, including, but not limited to, the effects of the global pandemic of a novel coronavirus (“COVID-19”), including: (a) the impact of COVID-19 on consumer demand and levels of consumer confidence in the safety of visiting shopping centers as a result of COVID-19; (b) the measures taken by federal, state, and local government agencies and tenants in response to COVID-19; (c) the impact of the COVID-19 pandemic on our tenants and their ability to pay rent on time or at all; (d) the length and severity of COVID-19 in the United States; (e) the pace of recovery following COVID-19; (f) our ability to implement cost containment strategies; and (g) the adverse effects of COVID-19 on our business. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 12, 2021, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS
You are being asked to elect eight director nominees to serve on our Board until the Company’s 2022 annual meeting of stockholders. All nominees, if elected at the Annual Meeting, will serve until the Company’s 2022 annual meeting of stockholders and until their respective successors are duly elected and qualify. Election of each of the nominees requires the affirmative vote of the holders of a majority of the shares of the Company’s stock entitled to vote who are present in person or by proxy.
The names and ages of the nominees, together with certain biographical information and the experience, qualifications, attributes, and skills that led the Board to conclude that the following individuals should serve as directors are set forth below.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.
Director Nominees

Jeffrey S. Edison Chairman Director Since 2009 Age 60
Mr. Edison has served as PECO’s Chairman of the Board and Chief Executive Officer since December 2009 and also served as President from October 2017 to August 2019. Mr. Edison also served as Chairman of the Board and Chief Executive Officer of Phillips Edison Grocery Center REIT III, Inc. (“REIT III”) from April 2016 through the date it merged with PECO in October 2019, and served as Chairman of the Board and Chief Executive Officer of Phillips Edison Grocery Center REIT II, Inc. (“REIT II”) from 2013 through the date it merged with PECO in November 2018. Mr. Edison co-founded Phillips Edison Limited Partnership (“PELP”) and has served as a principal of it since 1995. Before founding Phillips Edison, Mr. Edison was a senior vice president from 1993 until 1995 and was a vice president from 1991 until 1993 at Nations Bank’s South Charles Realty Corporation. Mr. Edison was employed by Morgan Stanley Realty Incorporated from 1987 until 1990, and was employed by The Taubman Company from 1984 to 1987. Mr. Edison holds a Bachelor of Arts in mathematics and economics from Colgate University and a Master of Business Administration from Harvard University.

Among the most important factors that led to the Board’s recommendation that Mr. Edison serve as a director are his leadership skills, integrity, judgment, knowledge of PECO, his experience as a director and chief executive officer of PECO, REIT II, and REIT III, and his commercial real estate expertise.

Leslie T. Chao Lead Independent Director Director Since 2010 Age 64
Mr. Chao has served as a director since July 2010 and as Lead Independent Director since November 2017. He retired in 2008 as Chief Executive Officer of Chelsea Property Group, Inc., a New York Stock Exchange (“NYSE”) listed shopping center real estate investment trust (“REIT”) with operations in the United States, Asia and Mexico (now part of Simon Property Group, NYSE: SPG), previously serving as President and Chief Financial Officer. He has been a board member of London-based Value Retail PLC since 2009; and a co-founder and chairman of entities comprising Value Retail China, a privately-held owner/developer of retail properties, since 2012. From 2005 to 2008 he was an inaugural member of the board of Link REIT, the first publicly-listed and largest REIT in Hong Kong. Earlier in his career, Mr. Chao was with Manufacturers Hanover Corporation (now part of JPMorgan Chase & Co.), ending in 1987 as a Vice President in the bank holding company treasury group. He received an MBA from Columbia University and an AB from Dartmouth College, where he is a member of the President’s Leadership Council and the advisory board of the Hopkins Center for the Arts. He is based in New York City.

Among the most important factors that led to the Board’s recommendation that Mr. Chao serve as a director are his extensive domestic and international commercial real estate expertise, accounting and financial management expertise, public company director experience, integrity, judgment, leadership skills, and independence from management and our affiliates.

Elizabeth Fischer Director Since 2019 Age 61
Ms. Fischer joined Goldman Sachs & Co. LLC in 1998 and most recently served as Managing Director of the Bank Debt Portfolio Group from 2010 until her retirement in May 2019, where she managed Leveraged Finance led syndicated loans. She also served four years as co-head of Goldman Sachs’ firm-wide Women’s Network for the Americas. Prior to joining Goldman Sachs, she held various positions in the leveraged finance, syndications, and risk management group at the Canadian Imperial Bank of Commerce (CIBC). Ms. Fischer began her career at KPMG LLP. She holds a Bachelor of Arts from Colgate University and a Master of Business Administration from New York University.
Among the most important factors that led to the Board’s recommendation that Ms. Fischer serve as a director are her financial and investment expertise, leadership skills, integrity, judgment, and independence from management and our affiliates.

Paul J. Massey, Jr. Director Since 2010 Age 61
Mr. Massey began his career in 1983 at Coldwell Banker Commercial Real Estate Services, now CBRE, in Midtown Manhattan, first as the head of the market research department, and next as an investment sales broker. Together with partner Robert A. Knakal, he founded Massey Knakal Realty Services, which became New York City’s largest investment property sales brokerage firm, of which Mr. Massey served as Chief Executive Officer. With 250 sales professionals serving more than 200,000 property owners, Massey Knakal Realty Services was ranked as New York City’s #1 property sales company in transaction volume by the CoStar Group, a national, independent real estate analytics provider. With more than $4.0 billion in annual sales, Massey Knakal was also ranked as one of the nation’s largest privately-owned real estate brokerage firms. On December 31, 2014, Massey Knakal was sold to global commercial real estate firm Cushman & Wakefield, Inc., for which Mr. Massey served as President - New York Investment Sales through April 2018. In July 2018, Mr. Massey founded B6 Real Estate Advisors, a real estate brokerage firm in New York City, and currently serves as its Chief Executive Officer. In 2007, Mr. Massey was the recipient of the Real Estate Board of New York’s (“REBNY’’) prestigious Louis B. Smadbeck Broker Recognition Award. Mr. Massey also serves as Chair for REBNY’s Ethics and Business Practice Subcommittee, was a director on the Commercial Board of Directors of REBNY, is Chairman of the Board of Trustees of the Roxbury Latin School, and serves as a chair or member of numerous other committees. He served as a director of REIT II from July 2014 to August 2017. Mr. Massey holds a Bachelor of Arts in economics from Colgate University.
Among the most important factors that led to the Board’s recommendation that Mr. Massey serve as a director are his integrity, judgment, leadership skills, extensive commercial real estate expertise, familiarity with our company, and independence from management and our affiliates.

Stephen R. Quazzo Director Since 2013 Age 61
Mr. Quazzo is co-founder and Chief Executive Officer of Pearlmark Real Estate, L.L.C. From 1991 to 1996, Mr. Quazzo served as President of Equity Institutional Investors, Inc., a subsidiary of investor Sam Zell’s private holding company, Equity Group Investments, Inc. Mr. Quazzo was responsible for raising equity capital and performing various portfolio management services in connection with the firm’s real estate investments, including institutional opportunity funds and public REITs. Prior to joining the Zell organization, Mr. Quazzo was in the Real Estate Department of Goldman, Sachs & Co., where he was a vice president responsible for the firm’s real estate investment banking activities in the Midwest. Mr. Quazzo holds a Bachelor of Arts and a Master of Business Administration from Harvard University, where he has served as a Director of the Alumni Association for the college and as a member of the Board of Dean’s Advisors for the business school. He is a Trustee of the Urban Land Institute (ULI), Trustee and immediate past Chair of the ULI Foundation, a member of the Pension Real Estate Association, and a licensed real estate broker in Illinois. In addition, Mr. Quazzo currently serves a director of Marriott Vacations Worldwide (NYSE: VAC) and previously served as a director of ILG, Inc. (Nasdaq: ILG) until September 2018 and Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) until September 2016. He also sits on a number of non-profit boards, including Rush University Medical Center, the Chicago Symphony Orchestra Endowment, the Chicago Parks Foundation, and Deerfield Academy.
Among the most important factors that led to the Board’s recommendation that Mr. Quazzo serve as a director are his commercial real estate expertise, investment management expertise, public company director experience, leadership skills, integrity, judgment, and independence from management and our affiliates.

Jane Silfen Director Since 2019 Age 35
Ms. Silfen is the founder and owner of Mayfair Advisors LLC, which was founded in 2019 to advise clients on sustainability and clean technology investment opportunities. Since 2015, she also has served as Vice President at Mayfair Management Co., Inc., a New York City-based family office, where she is responsible for overseeing and making public and private investments. In February of 2021, Ms. Silfen was named interim CFO of Genera Energy Inc., a sustainable packaging company. Ms. Silfen began her career in investment banking at Goldman Sachs and later served as Vice President at Encourage Capital, LLC. She holds a Bachelor of Arts from the University of Pennsylvania and a Master in Public Policy and Master of Business Administration from Harvard University.
Among the most important factors that led to the Board’s recommendation that Ms. Silfen serve as a director are her investment experience, clean technology and sustainability expertise, integrity, judgment, and independence from management and our affiliates.

John A. Strong Director Since 2018 Age 60
Since July 2010, Dr. Strong has served as Chairman and Chief Executive Officer of Bankers Financial Corporation, a diversified financial services company for outsourcing solutions for claims, policy and flood products for insurers; insurance tracking for lenders; human resources solutions for small business; warranties for consumer electronics and new homes; insurance and maintenance services for properties, businesses and builders; and surety bonds for bail. From 2005 to 2010, he served as the President and Managing Partner of Greensboro Radiology. Since 2007, Dr. Strong has served as a board member of Bankers Financial Corporation. He previously served as a director of REIT II from May 2017 to November 2018 when it merged into PECO. Dr. Strong holds a Bachelor of Arts in mathematics from Duke University and a Doctor of Medicine degree from Michigan State University College of Human Medicine as well as his residency and fellowship in radiology from Duke University.
Among the most important factors that led to the Board’s recommendation that Dr. Strong serve as a director are his financial and management expertise, judgment, leadership skills, and independence from management and our affiliates.

Gregory S. Wood Director Since 2016 Age 62
Mr. Wood has been Executive Vice President and Chief Financial Officer of EnergySolutions, Inc., a leading services provider to the nuclear industry, since June 2012. Prior to that, Mr. Wood held the role of Chief Financial Officer at numerous public and private companies, including Actian Corporation, Silicon Graphics, Liberate Technologies, and InterTrust Technologies. Mr. Wood was a director of Steinway Musical Instruments, Inc. from October 2011 to October 2013, where he also served as Chairman of the Audit Committee. Mr. Wood, a certified public accountant (inactive), holds a Bachelor of Business Administration in accounting from the University of San Diego and a Juris Doctor from the University of San Francisco School of Law.
Among the most important factors that led to the Board’s recommendation that Mr. Wood serve as a director are Mr. Wood’s accounting and financial management expertise, public company director experience, integrity, judgment, and independence from management and our affiliates.

INFORMATION CONCERNING THE BOARD
Board Leadership Structure
The Board believes that it should have the flexibility to periodically (i) determine the leadership structure that is best for the Company and (ii) review such structure to determine whether it continues to serve the Company and its stockholders. The Board believes the current leadership structure, with Mr. Edison serving as both Chief Executive Officer and Chairman of the Board, provides a well-functioning and effective balance between strong management leadership and appropriate oversight by the Lead Independent Director. The Board believes this is the optimal structure to guide the Company and maintain the focus required to achieve the business goals and grow stockholder value. As Chairman of the Board, Mr. Edison presides over Board and stockholder meetings, oversees the setting of the agenda for those meetings and the dissemination of information about the Company to the Board, and represents the Company at public events.

Because the Chairman is an employee of the Company, the Board elects a Lead Independent Director from its independent directors. Mr. Chao has served as our Lead Independent Director since November 2017. The Chairman and Chief Executive Officer consults periodically with the Lead Independent Director on Board matters, Board agendas, and on issues facing the Company. In addition, the Lead Independent Director: (i) serves as the principal liaison between the Chairman of the Board and the independent directors; (ii) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; and (iii) performs such other duties as may be assigned by the Board. Our Lead Independent Director also has the authority to call meetings of the independent directors of the Board.

Director Independence
Although shares of our common stock are not currently listed for trading on a national securities exchange, a majority of our directors and all of the members of the Audit Committee and the Compensation Committee are “independent” as defined by the rules of the NYSE. The NYSE independence standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). The Board has determined that each of our non-employee directors is “independent” as defined by the NYSE.
Board Committees
To assist the Board in undertaking its responsibilities, and to allow deeper engagement in certain areas of Company oversight, the Board has established two standing committees: Audit Committee and Compensation Committee. Both committees are comprised exclusively of independent directors, as determined under the NYSE listing standards. Each committee’s charter is available on our website at www.phillipsedison.com/investors/governance. The current chairs and members of each committee are set forth below:

	Audit Committee	Compensation Committee
Leslie T. Chao	Chair
Elizabeth Fischer	Member
Paul J. Massey, Jr.		Member
Stephen R. Quazzo	Member
Jane Silfen		Member
John A. Strong		Chair
Gregory S. Wood	Member

Audit Committee
The Audit Committee’s primary function is to assist the Board in fulfilling its responsibilities by overseeing the Company’s independent registered public accounting firm, reviewing the financial information to be provided to our stockholders and others, overseeing the system of internal control over financial reporting that management has established, and overseeing our audit and financial reporting process. The Audit Committee also is responsible for overseeing our compliance with applicable laws and regulations and for establishing procedures for the ethical conduct of our business. The Board has determined that Mr. Chao qualifies as an “audit committee financial expert” as defined by applicable SEC regulations and that all members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards. During 2020, the Audit Committee held five meetings.
Compensation Committee
The Compensation Committee’s primary functions are to discharge the Board’s responsibility relating to compensation of our directors and executive officers by evaluating and approving director and executive officer compensation plans, policies and programs. The Compensation Committee also is responsible for (i) reviewing and discussing with management the Compensation Discussion and Analysis (‘‘CD&A’’) required to be included in our proxy statement for the annual meeting of stockholders, (ii) recommending to the Board whether the CD&A should be included in such proxy statement, and (iii) providing a Compensation Committee Report that complies with the applicable federal securities laws and regulations for inclusion in our proxy statement for the annual meeting of stockholders. During 2020, the Compensation Committee held five meetings.

Director Nomination Process
The Board is responsible for selecting its own nominees and recommending them for election by our stockholders. All director nominees then stand for election by our stockholders annually. The Board does not have a standing nominating committee or a charter that governs the director nomination process. The Board believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be identified and their qualifications assessed under a process free from conflicts of interest with PECO. Because nominations for vacancies in independent director positions are handled exclusively by the independent directors, the Board has determined that the creation of a standing nominating committee is not necessary at this time.
Board Membership Criteria
The Board annually reviews the appropriate experience, skills, and characteristics required of directors in the context of the then-current membership of the Board. This assessment includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment, and skills such as an understanding of commercial real estate, capital markets, business leadership, accounting, financial management, and environmental, social, and corporate governance matters. No one person is likely to possess deep experience in all of these areas. Therefore, the Board has sought a diverse board of directors whose members collectively possess these skills and experiences. Other considerations include the candidate’s independence from PECO and our affiliates and the ability of the candidate to participate in Board meetings regularly and to devote an appropriate amount of time and effort in preparation for those meetings. It also is expected that independent directors nominated by the Board shall be individuals who possess a reputation and hold (or have held) positions or affiliations befitting a director of a large public company and are (or have been) actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community. As detailed in the director biographies above, the Board believes that the slate of directors recommended for election at the Annual Meeting possesses these diverse skills and experiences.
Stockholder Nominees
Stockholders may directly nominate potential directors (without the recommendation of the Board) by satisfying the procedural requirements for such nomination as provided in Section 2.12 of our Bylaws. In order for stockholder nominees to be considered for nomination by the Board, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals and Director Nominations - 2022 Annual Meeting of Stockholders” for more information. In evaluating the persons recommended by stockholders as potential directors, the Board will consider each candidate without regard to the source of the recommendation and take into account those factors that the Board determines are relevant.
Corporate Governance Guidelines
The Board has adopted the Corporate Governance Guidelines, which are available on our website at www.phillipsedison.com/investors/governance.
Code of Ethics
The Board has adopted a Code of Ethics that applies to all of our directors, officers, and employees, including our principal executive, principal financial, and principal accounting officers. The Code of Ethics is available on our website at www.phillipsedison.com/investors/governance.
Attendance
The Board held seven meetings in 2020. During 2020, each director attended at least 75% of the aggregate number of the meetings of the Board and each committee of the Board on which he or she then served. Each of the directors then serving on the Board attended the 2020 annual meeting of stockholders. Each director is expected to make reasonable efforts to attend all meetings of the Board and Committees on which the director serves, as well as the Company’s annual meeting.
Board’s Role in Risk Oversight
While day-to-day risk management is primarily the responsibility of PECO’s management team, the Board is responsible for strategic planning and overall supervision of our risk management activities. The Board, including through its Audit Committee, is actively involved in overseeing risk management for PECO through: (i) its oversight of our executive officers and our subsidiaries and affiliates; (ii) its review and approval of all transactions with related parties; (iii) its review and discussion of regular periodic reports to the Board and its committees, including management reports on property operating data, compliance with debt covenants, actual and projected financial results, compliance with requirements set forth in our charter and Corporate Governance Guidelines, and various other matters relating to our business; and (iv) its review and discussion of regular periodic reports from our independent registered public accounting firm to the Audit Committee regarding various areas of potential risk. The Board’s Compensation Committee also assesses executive compensation risk and balances it so that Company executives are not incentivized to take actions which create unnecessary risk for the Company.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was an officer or employee of PECO during 2020, and no member of the Compensation Committee is a former officer of PECO or was a party to any related party transaction involving PECO required to be disclosed under Item 404 of Regulation S-K. During 2020, none of our executive officers served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board or the Compensation Committee.
Stockholder Communications with the Board
We have established several means for our stockholders to communicate concerns to the Board. If the concern relates to our financial statements, accounting practices, or internal controls, then stockholders should submit the concern in writing directed to the Audit Committee Chair, c/o our Corporate Secretary at our executive offices. If the concern relates to our governance practices, business ethics, or corporate conduct, then stockholders should submit the concern in writing to the Lead Director,

c/o our Corporate Secretary at our executive offices. If uncertain as to which category a concern relates, then a stockholder should submit the concern in writing to the Independent Directors, c/o our Corporate Secretary at our executive offices.
Director Compensation
Mr. Edison, our Chairman of the Board and Chief Executive Officer, does not receive compensation for his Board service. A description of the 2020 compensation for non-employee directors is as follows:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Leslie T. Chao	$74,988	$51,529	$1,071	$127,588
Elizabeth Fischer(4)	$54,388	$77,289	$250	$131,927
Paul J. Massey, Jr.	$54,388	$51,529	$1,071	$106,988
Stephen R. Quazzo	$54,388	$51,529	$1,071	$106,988
Jane Silfen(4)	$54,388	$77,289	$250	$131,927
John A. Strong	$59,538	$51,529	$745	$111,812
Gregory S. Wood	$54,388	$51,529	$1,071	$106,988
David W. Garrison(5)	$31,363	$—	$579	$31,942
(1)Represents the aggregate grant date fair value of restricted stock awards made to our directors in 2020, calculated in accordance with FASB ASC Topic 718, excluding any estimated forfeitures related to service-vesting conditions. The amounts reported in this column reflect the accounting cost for these restricted stock awards, and do not correspond to the actual economic value that may be received by the director upon vesting of the awards. Assumptions used in the calculation of these amounts are included in Note 14 to our audited consolidated financial statements in our Annual Report on Form 10-K.
(2)As of December 31, 2020, each of Messrs. Chao, Massey, Quazzo, and Wood held 6,502 shares of unvested restricted stock, Mr. Strong held 5,889 shares of unvested restricted stock, and Mses. Fischer and Silfen held 8,833 shares of unvested restricted stock.
(3)Represents distributions paid on unvested restricted stock.
(4)Mses. Fischer and Silfen began serving on the Board on November 1, 2019, after the 2019 director stock awards were issued to our directors. Thus, the Compensation Committee awarded an additional 2,944 shares of restricted stock to each of Mses. Fischer and Silfen in 2020 to compensate them for their prior partial year of service.
(5)Mr. Garrison retired from the Board effective June 17, 2020.
Our director compensation program is intended to provide a total compensation package that enables PECO to attract and retain qualified and experienced directors and to align our directors’ interests with those of our stockholders by including a substantial portion of their compensation in shares of PECO common stock. Non-employee director compensation is set by the Compensation Committee.
Effective May 5, 2020, based on input from its independent compensation consultant and to be in solidarity with the austerity measures adopted by the Company in response to the potential effects of COVID-19 on our business, the Compensation Committee approved the following non-employee director compensation program for 2020, which represents a 10% reduction from 2019: an annual cash retainer of $51,525 and an annual equity retainer of $51,525. The Compensation Committee also approved annual cash retainers for the Lead Independent Director, Audit Committee chair, and Compensation Committee chair of $10,300, which remained unchanged from 2019. In addition, the directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings in person. Annual equity retainers vest on the first anniversary of the grant date, subject to continued service through such date.

EXECUTIVE OFFICERS
Below is certain information about our current executive officers as of the date of this Proxy Statement.

Jeffrey S. Edison Chairman & Chief Executive Officer Age 60	Mr. Edison has served as PECO’s Chairman of the Board and Chief Executive Officer since December 2009 and also served as President from October 2017 to August 2019. Mr. Edison also served as Chairman of the Board and Chief Executive Officer of REIT III from April 2016 through the date it merged with PECO in October 2019, and served as Chairman of the Board and Chief Executive Officer of REIT II from 2013 through the date it merged with PECO in November 2018. Mr. Edison co-founded PELP and has served as a principal of it since 1995. Before founding Phillips Edison, Mr. Edison was a senior vice president from 1993 until 1995 and was a vice president from 1991 until 1993 at Nations Bank’s South Charles Realty Corporation. Mr. Edison was employed by Morgan Stanley Realty Incorporated from 1987 until 1990, and was employed by The Taubman Company from 1984 to 1987. Mr. Edison holds a Bachelor of Arts in mathematics and economics from Colgate University and a Master of Business Administration from Harvard University.

Devin I. Murphy President Age 61	Mr. Murphy has served as our President since August 2019. Prior to that, he served as our Chief Financial Officer from June 2013, when he joined the Company, to August 2019. Before joining Phillips Edison in 2013, Mr. Murphy worked for 28 years as an investment banker and held senior leadership roles at Morgan Stanley and Deutsche Bank. He served as the Global Head of Real Estate Investment Banking at Deutsche Bank. His Deutsche Bank team executed over 500 transactions of all types for clients representing total transaction volume exceeding $400 billion and included initial public offerings, mergers and acquisitions, common stock offerings, secured and unsecured debt offerings, and private placements of both debt and equity. Mr. Murphy began his banking career at Morgan Stanley in 1986 and held a number of senior positions including Vice Chairman, co-head of US Real Estate Investment Banking, and Head of Real Estate Private Capital Markets. He also served on the Investment Committee of the Morgan Stanley Real Estate Funds, a series of global real estate funds with over $35 billion in assets under management. During his 20 years with Morgan Stanley, Mr. Murphy and his teams executed numerous capital markets and merger and acquisition transactions including a number of industry-defining transactions. Mr. Murphy served as a Director of the NYSE-listed real estate services firm Grubb and Ellis prior to its sale to BGC Partners and of the S&P 500 company Apartment Investment and Management (AIV) prior to its spin off transaction. Mr. Murphy currently serves as an independent director of Apartment Income REIT Corp (AIRC), a NYSE-listed apartment REIT, and serves on the Audit, Compensation, and Nominating Committees of AIRC. He is also an independent director of CoreCivic (CXW), a NYSE-listed corporation that provides diversified government solutions in corrections and detention management. He serves on the Audit and Risk Committees at CXW. Mr. Murphy received a Bachelor of Arts in English and History with Honors from the College of William and Mary and a Masters of Business Administration from the University of Michigan.

Robert F. Myers Chief Operating Officer & Executive Vice President Age 48
Mr. Myers has served as our Chief Operating Officer since October 2010. Mr. Myers joined PECO in 2003 as a Senior Leasing Manager, was promoted to Regional Leasing Manager in 2005 and became Vice President of Leasing in 2006. He was named Senior Vice President of Leasing and Operations in 2009, and Chief Operating Officer in 2010. Before joining PECO, Mr. Myers spent six years with Equity Investment Group, where he started as a property manager in 1997. He served as director of operations from 1998 to 2000 and as director of lease renegotiations/leasing agent from 2000 to 2003. He received his Bachelor’s degree in business administration from Huntington College in 1995.

John P. Caulfield Chief Financial Officer, Senior Vice President & Treasurer Age 40	Mr. Caulfield has served as our Chief Financial Officer, Senior Vice President, and Treasurer since August 2019. Prior to that, he served as our Senior Vice President of Finance from January 2016 to August 2019, with responsibility for financial planning and analysis, budgeting and forecasting, risk management, and investor relations. He served as chief financial officer, treasurer, and secretary of REIT III from August 2019 to October 2019 when it merged with PECO. He joined PECO in March 2014 as vice president of treasury and investor relations. Prior to joining PECO, Mr. Caulfield served as vice president of treasury and investor relations with CyrusOne Inc. (Nasdaq: CONE) from February 2012 to March 2014 where he played a key role in the company’s successful spinoff and IPO from Cincinnati Bell (NYSE: CBB); the establishment of its capital structure and treasury function; and creation, positioning, and strategy of messaging and communications with investors and research analysts. Prior to that, he spent seven years with Cincinnati Bell, holding various positions in treasury, finance, and accounting, including assistant treasurer and director of investor relations. Mr. Caulfield has a Bachelor’s degree in accounting and a Master of Business Administration from Xavier University and is a certified public accountant.

Tanya E. Brady General Counsel, Senior Vice President & Secretary Age 53	Ms. Brady has served as our General Counsel and Senior Vice President since January 2015 and as Secretary since November 2018. She joined PECO in 2013 as Vice President and Assistant General Counsel. She has over 20 years of experience in commercial real estate and corporate transactions, including joint venture and fund formation matters, structuring and negotiating asset and entity-level acquisitions and dispositions and related financings, the sales and purchases of distressed loans, and general corporate matters. She also has extensive commercial leasing and sale leaseback experience. Prior to joining PECO, Ms. Brady was a partner at the law firm of Kirkland & Ellis LLP in Chicago, Illinois. Prior to that, she held associate positions at the law firms of Freeborn & Peters LLP (Chicago, Illinois), King & Spalding LLP (Atlanta, Georgia), and Scoggins & Goodman, P.C. (Atlanta, Georgia). Ms. Brady received a Bachelor of Civil Law degree with honors from the National University of Ireland College of Law in Dublin, Ireland, and a Juris Doctor from DePaul University College of Law in Chicago. She is licensed to practice in Illinois, Georgia, Ohio, and Utah.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
Named Executive Officers—This Compensation Discussion and Analysis describes our compensation program as it relates to our named executive officers (“NEOs”). For 2020, our named executive officers were:
•Jeffrey S. Edison, Chairman of the Board and Chief Executive Officer;
•Devin I. Murphy, President;
•Robert F. Myers, Chief Operating Officer and Executive Vice President;
•John P. Caulfield, Chief Financial Officer, Senior Vice President, and Treasurer; and
•Tanya E. Brady, General Counsel, Senior Vice President, and Secretary.

Summary of Key Compensation Practices

WHAT WE DO		WHAT WE DON’T DO

√	A significant portion of our executive officers’ total compensation opportunity is based on performance and is not guaranteed.	×	We do not provide “single-trigger” change in control cash severance payments.
√	We have a formulaic annual incentive bonus program based on goals for management.	×	We do not guarantee annual salary increases or minimum cash bonuses.
√	We align the interests of our executive officers with our stockholders by awarding a significant percentage of their equity compensation in the form of multi-year, performance-based equity awards.	×	We do not provide tax gross-up payments to any of our executive officers for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code (the “Code”).
√	We enhance executive officer retention with time-based, multi-year vesting equity incentive awards.	×	We do not allow for repricing or buyouts of stock options without prior stockholder approval.
√	The Compensation Committee, which is comprised solely of independent directors, engages an independent compensation consultant.
COVID-19 Impact—We recognized the uncertainty the COVID-19 pandemic was going to cause on our business operations. Early in 2020, as the COVID-19 pandemic’s impact developed, the Compensation Committee approved, at the recommendation of management, a temporary 25% reduction to the base salary of our chief executive officer, a temporary 10% reduction to the base salaries of each of our other NEOs, and a 10% reduction to the Board’s annual compensation. The reduction to base salaries was in effect until January 1, 2021. The Compensation Committee also considered adjusting performance metrics as a result of the COVID-19 pandemic. However, the Compensation Committee determined that as opposed to adjusting targets mid-year, the best approach would be to use its discretion in evaluating management’s performance for the year ended December 31, 2020. In a time when many of our peers were withdrawing guidance on their results, the Compensation Committee did not believe it could provide earnings goals that would appropriately measure management’s performance. Accordingly, the Compensation Committee took into account the impact of the COVID-19 pandemic in early 2021 when it considered our performance against our 2020 performance goals and determined to primarily assess the Company’s performance for 2020 on a relative basis to our performance-based peers as a suitable means for evaluating performance. Notwithstanding performing among the very top of our peer group on Adjusted Funds from Operations (“AFFO”)/Funds from Operations (“FFO”)/Same-Center net operating income (“NOI”) and collections, the Compensation Committee ultimately approved bonuses that were 75% of target as discussed under “2020 Annual Cash Incentive Program”.

2020 Financial Performance—As discussed in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Form 10-K for the year ended December 31, 2020, the following are the Company’s 2020 financial highlights:

•Net income of $5.5 million as compared to a net loss of $72.8 million a year ago, largely owing to lower impairments in 2020 due to the successful execution of our capital recycling program in recent years.
•Core FFO decreased by $10.5 million to $220.4 million, and declined by $0.04 to $0.66 per diluted share.
•Same-Center NOI decreased 4.1% to $328.0 million.
•General and administrative expenses decreased $7.1 million, or 14.7%, primarily due to expense reductions taken to reduce the impact of the COVID-19 pandemic, with the majority of these decreases related to compensation.
•We suspended stockholder distributions after the March 2020 distribution, and resumed monthly stockholder distributions beginning December 2020.
•Completed a tender offer which resulted in the repurchase of 13.5 million shares of common stock.
•Net debt to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“Adjusted EBITDAre”) – annualized was 7.3x as compared to 7.2x during the same period a year ago.
•Leased portfolio occupancy totaled 94.7%, compared to 95.4% a year ago.
•Executed 861 leases (new, renewal, and options) totaling 4.7 million square feet with comparable new lease spreads of 8.2% and comparable renewal and option lease spreads of 6.7%.
•Realized $57.9 million of cash proceeds from the sale of seven properties and one outparcel.

•Acquired two properties and two outparcels for a total cost of $41.5 million.
•Net debt to total enterprise value of 44.5% compared to 39.5% at December 31, 2019.

For a more detailed discussion of our 2020 results, including a reconciliation of how we calculate FFO, Core FFO, Same-Center NOI, and EBITDAre, please see “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Measures” section of our Form 10-K for the year ended December 31, 2020. Management believes these Non-GAAP metrics are useful to investors and analysts.
Summary of Fixed and At Risk Pay Elements—The fixed and at risk pay elements of NEO compensation are reflected in the table and charts below:

	Element	Form	Description
Fixed Compensation	Base Salary	Cash
• Designed to compensate executive officers for services rendered on a day-to-day basis
• Provides guaranteed cash compensation to secure services of our executive talent
• Established based on scope of responsibilities, experience, performance, contributions, and internal pay equity considerations
• Compensation Committee reviews annually

Variable/ At-Risk Compensation	Annual Incentive Plan	Cash Bonus
• Designed to encourage outstanding individual and Company performance by motivating executives to achieve short-term Company and individual goals by rewarding performance measured against key annual strategic objectives
• 2020 Company performance metrics were AFFO per share and Same-Center NOI growth, which metrics were not adjusted during the COVID-19 pandemic

	Long-Term Incentive Plan	Time-Based Restricted Stock Units
• Compensation Committee believes a substantial portion of each executive’s compensation should be in the form of long-term equity incentives
• Designed to encourage management to create stockholder value over the long term; value of equity awards directly tied to changes in value of our common stock over time
• 2020 awards were 60% performance-based restricted stock units (or operating partnership units) and 40% time-based restricted stock units (or operating partnership units)
• Performance-based LTIP Units granted under the 2018 LTIP Program were deemed earned at maximum based on performance through December 31, 2020, but were capped at the target amount due to a decrease in Net Asset Value (“NAV”) per share from the beginning of the performance period

Performance-Based Restricted Stock Units

The following charts illustrate each NEO’s base salary, target annual cash incentive award, and target long-term equity incentive award as a percentage of total target compensation for 2020 (excluding certain ”Special LTIP Awards” which were granted to both our CEO and our President and which we will describe later within this Compensation Discussion and Analysis):

Executive Compensation Objectives and Philosophy
The key objectives of our executive compensation program are to: (1) attract, motivate, reward, and retain superior executive officers with the skills necessary to successfully lead and manage our business; (2) achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (3) incentivize our executive officers to build value and achieve financial objectives designed to increase the value of our business through short-term and long-term incentive compensation programs. For our executive officers, these short-term and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our financial results and their actual total compensation.
We expect to continue to provide our executive officers with a significant portion of their compensation through cash incentive compensation contingent upon the achievement of financial and individual performance metrics as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial performance. We seek to apply a consistent philosophy to compensation for all executive officers.

Setting Executive Compensation

The Compensation Committee is responsible for approving the compensation of the CEO and other executive officers. When setting executive compensation, the Compensation Committee considers our overall Company performance, including our achievement of financial goals, and individual performance. In addition, in a time of adversity, such as the COVID-19 pandemic, the Compensation Committee will evaluate the executives’ ability to respond to the challenges present and will consider the NEOs’ compensation in light of their performance and response. They also consider compensation paid by similarly-situated REITs for their executive roles. In addition, the Compensation Committee continues to consider the projected performance and strategic outlook for the Company, the changing roles and responsibilities of our executive officers, and the expected future contributions of our executive officers. The Compensation Committee believes that understanding competitive market data is an important part of its decision-making process; while this exercise does not perfectly capture all the unique aspects of our business, typically it provides a solid foundation upon which to base executive compensation decisions.

Role of the Compensation Committee—The Compensation Committee, which is comprised entirely of independent directors, reviews the compensation packages for our executive officers, including an analysis of all elements of compensation separately and in the aggregate. The Compensation Committee operates under a written charter adopted by our Board, which provides that the Compensation Committee has overall responsibility to:

•review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and approve the CEO’s compensation levels based on such evaluation;
•review and approve the annual salary, bonus, and equity-based incentives and other benefits, direct and indirect, of the CEO and other executive officers;
•review and approve any employment agreements, severance arrangements, and change in control agreements or provisions, in each case as, when, and if appropriate; and
•administer the Company’s equity incentive plans, as well as any other stock option, stock purchase, incentive, or other benefit plans of the Company, fulfilling such duties and responsibilities as set forth in such plans.

In reviewing and approving these matters, the Compensation Committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of the interests of our executive officers and our stockholders, and our ability to attract and retain qualified and committed individuals. The Compensation Committee has the discretion to adjust performance goals used in our executive compensation programs to take into account extraordinary, unusual, or infrequently-occurring events and transactions not anticipated at the time the performance goals were set. In determining appropriate compensation levels for our CEO, the Compensation Committee meets outside the presence of management. With respect to the compensation levels of all other executives, the Compensation Committee meets outside the presence of all executive officers except our CEO. Our CEO annually reviews the performance of each of the other executives with the Compensation Committee.

Role of Compensation Consultant—The Compensation Committee engaged FPL Associates L.P. (“FPL”) to provide guidance regarding our executive compensation program for 2020. The Compensation Committee performs an annual assessment of the compensation consultant’s independence to determine whether the consultant is independent. During 2020, FPL did not provide services to the Company other than the services provided to the Compensation Committee. The Compensation Committee has determined that FPL is independent and that its work has not raised any conflicts of interest.

Benchmarking and Peer Group Comparisons—The Compensation Committee reviews competitive compensation data from a select group of peer companies and broader survey sources. Although comparisons of compensation paid to our NEOs relative to compensation paid to similarly situated executives in the survey and by our peers assist the Compensation Committee in determining compensation, the Compensation Committee principally evaluates executive compensation based on corporate objectives and individual performance.

For 2020, the following peer group, which is used to benchmark pay practices and with whom we compete for talent, was reviewed. Our management team proposed the peer group of companies, which was reviewed and approved by the Compensation Committee after it was independently verified by FPL:

Acadia Realty Trust	Kimco Realty Corporation	Retail Properties of America, Inc.
Brixmor Property Group Inc.	Kite Realty Group Trust	SITE Centers Corp. (formerly DDR)
Federal Realty Investment Trust	Regency Centers Corporation	Weingarten Realty Investors
InvenTrust Properties Corp	Retail Opportunity Investments Corp.
FPL also furnished a report to the Compensation Committee that compared the compensation of our executive officers to data in the National Association of Real Estate Investment Trusts (“Nareit”) survey to assess compensation levels for 2020. The Nareit survey includes 123 REITs and provides a broad market reference of REITs, including retail REITs, many of which compete with the Company for executive talent.

Advisory Vote on Executive Compensation

Each year, the Compensation Committee considers the outcome of the stockholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. In 2020, stockholders showed support for our executive compensation programs, with approximately 85% of the votes cast for the approval of the “say-on-pay” proposal at our 2020 annual meeting of stockholders. The Compensation Committee believes that this support is attributable to its commitment to continuing the alignment of our NEOs’ compensation with the Company’s performance.

Elements of Executive Compensation

Annual base salary, annual cash incentive, and long-term equity incentives are the primary elements of our executive compensation program, and, on an aggregate basis, they are intended to substantially satisfy our program’s overall objectives. The Compensation Committee seeks to set each of these elements of compensation at the same time to enable it to simultaneously consider all of the significant elements and their impact on compensation as a whole. Taking this comprehensive view of all compensation components also allows the Compensation Committee to make compensation determinations that reflect the principles of our compensation philosophy. We strive to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives and philosophy; however, the Compensation Committee does not apply any rigid allocation formula in setting our executive compensation, and may make adjustments to this approach for various positions after giving due consideration to prevailing circumstances, internal pay equity, and each individual’s responsibilities, experience, and performance. The Compensation Committee seeks to establish an appropriate mix of cash payments and equity awards to meet our short-term and long-term goals and objectives.

Base Salary—We provide base salaries to our NEOs to compensate them for services rendered on a day-to-day basis. Base salaries also provide guaranteed cash compensation to secure the services of our executive talent. The base salaries of our NEOs are primarily established based on the scope of their responsibilities, experience, performance, and contributions, and internal pay equity considerations, taking into account comparable company data provided by our compensation consultant and based upon the Compensation Committee’s understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. The Compensation Committee reviews the base salaries of our executive officers annually and may also increase the base salary of an executive at other times if a change in the scope of his or her responsibilities, such as a promotion, justifies such consideration.

We believe that providing a competitive base salary relative to the companies with which we compete for executive talent is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward our executive officers for their overall performance. Accordingly, the compensation philosophy and approach of the Compensation Committee is to generally provide a base salary for each of our executive officers at or near the 50th percentile base salary amount of similarly situated executives at companies in the Nareit survey with adjustments made to take into account other factors such as the executive’s responsibilities and experience and internal pay equity. Based on such review, Mr. Caulfield received a 10.0% increase to his base salary and Ms. Brady received a 4.3% increase to her base salary in 2020. The following table presents the base salary earned by each of our NEOs for the years ended December 31, 2020 and 2019:

Executive	2019 Base Salary	2020 Base Salary	% Increase
Jeffrey S. Edison	$850,000	$850,000	—
Devin I. Murphy	490,000	490,000	—
Robert F. Myers	490,000	490,000	—
John P. Caulfield	300,000	330,000	10.0%
Tanya E. Brady	350,000	365,000	4.3%

In addition, during the first quarter of 2020, in response to the COVID-19 pandemic, the Compensation Committee approved, at the recommendation of management, a temporary 25% reduction to the base salary of our Chief Executive Officer and a temporary 10% reduction to the base salaries of each of our other NEOs. The reduction to the base salaries was in effect until January 1, 2021.

2020 Annual Cash Incentive Program

Highlights of 2020 Program

Program Design

In March 2020, the Compensation Committee, in consultation with FPL, approved the 2020 annual cash incentive program for our executive officers. The 2020 program used the same Company performance measures, AFFO and Same-Center NOI growth, as in 2019. Accordingly, under the 2020 annual cash incentive program, for all executive officers except Mr. Murphy, the weighting of Company and individual performance was as follows: AFFO per share target (50%), Same-Center NOI growth (20%), and individual performance (30%). Mr. Murphy’s award was based on AFFO per share (10%) and individual performance (90%). The Compensation Committee chose the relative weights of the performance measures based on its desire to emphasize financial results while maintaining a focus on non-financial initiatives.

Company Performance Goals

The Compensation Committee believes that AFFO is an appropriate and effective measure of annual Company-wide performance. FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. FFO is net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and after adjustments for impairment losses on real estate. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO is calculated in a manner consistent with the Nareit definition, with an additional adjustment made for noncontrolling interests that are not convertible into common stock. AFFO adjusts FFO for depreciation and amortization of corporate assets and associated write-offs, changes in the fair value of the earn-out liability, amortization of unconsolidated joint venture basis differences, gains or losses on the extinguishment or modification of debt, other impairment charges, transaction and acquisition expenses, straight-line rents, amortization of in-place leases, deferred financing costs amortization and associated write-offs, amortization of market debt adjustments, equity compensation expense, tenant improvement capital expenditures, leasing costs, and maintenance capital expenditures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect AFFO on the same basis.

The Compensation Committee believes that Same-Center NOI growth is an appropriate and effective measure of financial performance compared to the prior year. Same-Center NOI is a non-GAAP performance financial measure that is widely used to highlight operating trends such as occupancy rates, rental rates, and operating costs on properties that were operational for both comparable periods.

Short-Term Incentive Program Performance Against Pre-COVID-19 Performance Targets

The 2020 performance criteria for the Company performance metrics, and our actual performance, are set forth below:

Performance Metric	Threshold (0.5x Payout)	Target (1.0x Payout)	Maximum (1.5x Payout)	Actual	Weighting (NEOs other than Mr. Murphy)(1)	Weighting (Mr. Murphy)
AFFO per Share	$0.57	$0.59	$0.64	$0.56	50%	10%
Same-Center NOI Growth	2.5%	3.0%	4.0%	(4.1)%	20%	—
(1)30% of the short-term incentive is based on individual performance metrics; this percentage is 90% in the case of Mr. Murphy.

In the latter half of 2020, we made strategic decisions to spend capital and accelerate certain expenses that will benefit the Company in the future, resulting in a lower AFFO. In the absence of these expenditures, the Company would have achieved a result between threshold and target for AFFO per share.

Due to the volume of retailers experiencing distress, the mandated closures, and the bankruptcies in the retail industry, the initial same-center NOI growth target was not able to be achieved. Our same-center NOI revenue declined 3.1% as a result of these circumstances.

Impact of COVID-19

As discussed above, the Compensation Committee determined that rather than adjusting targets mid-year, the best approach would be to use its discretion in evaluating management’s performance for the year ended December 31, 2020. Accordingly, in reviewing the performance of management for 2020, the Compensation Committee considered the initial goals and targets of the annual incentive program in light of the circumstances due to the COVID-19 pandemic. As performance against absolute targets set pre-COVID-19 was not an accurate reflection of how the NEOs performed in 2020, the Compensation Committee focused instead on relative performance to our peer group as a guide to making decisions regarding the appropriate level of payout under the short-term incentive program. In addition to Company performance relative to our peers, the Compensation Committee also considered the individual performance of each NEO, as evaluated by the Board, with respect to the CEO, and the CEO assisted with this decision with respect to our other NEOs.

Relative Performance Versus Peer Set

While the pandemic heavily impacted our ability to achieve pre-COVID-19 targets on AFFO and same-center NOI growth, management’s performance relative to the peer group described above in the industry was outstanding. The chart below reflects our performance relative to that of our peers, not only with respect to same-center NOI and AFFO per share growth, but also Core FFO per share growth and collections:

Performance Metric	Peer Range	Peer Mean	Peer Median	PECO	Rank
Same-Center NOI Growth	(11.6)% - (4.6)%	(8.2)%	(7.7)%	(4.1)%	1st
Core FFO per Share Growth	(25.0)% - (4.5)%	(18.7)%	(20.1)%	(5.7)%	2nd
AFFO per Share Growth	(25.6)% - 1.8%	(13.3)%	(18.1)%	(3.4)%	3rd
Q4 Collections	91% - 95%	93%	92%	95%	1st (tie)

One measure that our Compensation Committee considered for 2020 was collections relative to our peers as a fair assessment of our executives’ performance and management of our business during the COVID-19 pandemic. In the pandemic, cash management, collection, and conservation was incredibly important as it required frequent communication with tenants (whom we refer to as our “Neighbors”) and coordination across various groups within PECO, including property management, leasing, accounting, legal, and others.

Short-Term Incentive Program Capped at Target

Given that we did not achieve our operational metrics for the year, the Compensation Committee determined that short-term incentive program payouts would be capped at no more than target for the NEOs, regardless of the level of relative performance achieved. We believe this is appropriate because only peak performance should result in a maximum award payout under the short-term incentive program. We considered the experiences of our stockholders and determined that a short-term incentive program payout at target, even considering the outstanding relative performance achieved, would also not be appropriate. While the Compensation Committee believes management’s performance reflected favorably when considering the circumstances, the Compensation Committee also considered that the short-term incentive program is designed to reward the NEOs for performance on an annual basis. Therefore, the Compensation Committee has made the determination to pay each NEO 75% of his or her target bonus for the year ended December 31, 2020. It should be noted this is the lowest funded short-term incentive program since we internalized the management company in 2017, and bonuses for each NEO were between 54% and 57% based on the bonuses received for 2019.

Individual Performance Goals

In determining to pay 75% of each NEO’s target incentive compensation for 2020, the Compensation Committee not only considered the Company’s performance relative to that of its peers, but it also reviewed the performance of each NEO against his or her individual goals. The individual goals, as originally set for each NEO at the beginning of March 2020, are described below.

Mr. Edison’s individual goals in 2020 included performance related to the achievement of financial performance targets of the Company, creating and advancing the Company’s strategic vision, interfacing with the Board to develop Company strategy to maximize long term value, interfacing with major institutional investors and partners, and evaluating liquidity options.

Mr. Murphy’s individual goals in 2020 included performance related to the achievement of financial performance targets of the Company, growing revenue from the investment management business, achieving performance and disposition plans for our joint ventures, monitoring and improving profitability of the investment management business, and evaluating liquidity options.

Mr. Myers’ individual goals in 2020 included performance related to the achievement of financial performance targets of the Company, launching accretive redevelopment projects, sourcing properties to meet capital growth objectives, completing quality improvement and opportunistic disposition plans, and maintaining effective cost controls.

Mr. Caulfield’s individual goals in 2020 included performance related to the achievement of financial performance targets of the Company, decreasing the Company’s leverage, refinancing the revolving loan facility, maintaining effective internal controls and cost controls, and evaluating liquidity options.

Ms. Brady’s individual goals in 2020 included performance related to the achievement of financial performance targets of the Company, overseeing the transactional activity of the Company from acquisitions and dispositions to Neighbor leases, facilitating future growth in our investment management business through advising on structuring and legal considerations, maintaining effective cost controls, and evaluating liquidity options.

2020 Cash Target Awards and Resulting Awards Earned

The following table shows the annual cash incentive target award and the actual amount earned by each NEO for 2020:

Executive	Target Award	Total Award Earned and Paid
		Amount Earned	% of Target
Jeffrey S. Edison	$1,250,000	$937,500	75%
Devin I. Murphy	490,000	367,500	75%
Robert F. Myers	490,000	367,500	75%
John P. Caulfield	220,000	165,000	75%
Tanya E. Brady	175,000	131,250	75%

Long-Term Equity Incentive Program—The Compensation Committee believes that a substantial portion of each executive’s annual compensation should be in the form of long-term equity incentive awards. Long-term equity incentive awards encourage management to create stockholder value over the long term because the value of the equity awards is directly attributable to changes in the value of our common stock over time. In addition, long-term equity incentive awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years. The purpose of the long-term incentive program is to further align the interests of our stockholders with that of management by encouraging our NEOs to remain employed by us for the long term and to create stockholder value in a “pay for performance” structure.

2020 Long-Term Incentive Program

In March 2020, the Compensation Committee approved the 2020 Long-Term Incentive Program for executive officers (the “2020 LTIP Program”), a multi-year long-term incentive program. Pursuant to the 2020 LTIP Program, we issued long-term equity awards (“LTIP Units”) in the form of restricted stock units (“RSUs”) in the Company or Class C limited partnership units (“Class C Units”) of PECO OP, at the election of the executive. For 2020, Messrs. Edison, Myers and Caulfield and Ms. Brady elected to receive RSUs.

Under the 2020 LTIP Program, the Compensation Committee maintained the portion tied to future performance at 60% and the portion of the award that is time-based at 40%. The time-based LTIP Units, which are granted the year following the target award approval, vest in equal annual installments over a four-year period from January 1 of the year of grant, subject to the executive’s continued employment through the relevant vesting dates. The performance-based LTIP Units are earned based on the achievement of specified performance metrics measured at the end of the three-year performance period. The maximum number of performance-based LTIP Units earned cannot exceed two times the target number. Half of the earned performance-based LTIP Units vest when earned at the end of the three-year performance period and half of the earned performance-based LTIP Units vest one year later, subject to continued employment. The Compensation Committee may, in its discretion, accelerate the vesting schedule. The below graphic summarizes the vesting schedule of our executives’ performance-based and time-based equity awards as granted under the 2020 LTIP Program:

	Year 1	Year 2	Year 3	Year 4	Year 5

60%	Performance-Based Equity Awards			Vesting

40%		Time-Based Equity Awards

In March 2020, the NEOs (other than Mr. Murphy, whose long-term incentives are tied to the Special LTIP Award he received in 2019, as described in the footnote to the table below) were granted LTIP Units with the grant date fair values set forth below, calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718: Compensation—Stock Compensation (“ASC 718”). The time-based awards represent the grant at target levels of time-based awards that were part of the 2019 Long-Term Incentive Program (“2019 LTIP Program”). The value of the performance-based awards represents the target level of performance achievable under the 2020 LTIP Program, which is 50% of the maximum performance-based award that can be earned and paid. The below table summarizes the awards granted to our NEOs in March 2020:

Name	Time-Based LTIP Units	Performance-Based LTIP Units at Target	Total LTIP Units Granted in 2020
Jeffrey S. Edison(1)	$1,169,996	$1,754,999	$2,924,995
Devin I. Murphy(1)	—	—	—
Robert F. Myers	359,995	540,004	899,999
John P. Caulfield	163,337	198,002	361,339
Tanya E. Brady	59,996	108,003	167,999
(1)In 2019, each of Mr. Edison and Mr. Murphy received one-time Special LTIP Awards of performance-based LTIP Units. The Special LTIP Award to Mr. Murphy is tied entirely to incremental revenue streams from the investment management business with the objective of focusing his efforts more on building recurring revenue than transaction-based fee income in order to create bespoke long-term incentives for each executive officer. Mr. Murphy’s Special LTIP Award was granted in lieu of any time-based or performance-based awards under the 2019 LTIP Program and future LTIP programs.

For the performance-based LTIP Units, there are two separate, equally-weighted performance metrics: (i) three-year average Same-Center NOI growth measured against a peer group of eight public retail REITs (listed below) and (ii) three-year Core FFO per share growth measured against the same peer group. At the end of the three-year performance period, 50% of the award earned based on achievement of the performance metrics vests and the remaining 50% of the earned award vests on the one-year anniversary of such date, subject to continued employment. The threshold, target, and maximum levels for the performance-based LTIP Units were as follows:

Metric	Weighting	Threshold (25% Payout)	Target (50% Payout)	Maximum (100% Payout)
Three-Year Average Same-Center NOI Growth	50%	25th Percentile of Peer Group	50th Percentile of Peer Group	75th Percentile of Peer Group
Three-Year Core FFO per Share Growth	50%	25th Percentile of Peer Group	50th Percentile of Peer Group	75th Percentile of Peer Group

For the 2020 LTIP Program, the eight public retail REITs against which we will measure these metrics are:

Brixmor Property Group	RPT Realty	Retail Properties of America, Inc.
Kimco Realty Corporation	Regency Centers Corporation	Weingarten Realty Investors
Kite Realty Group Trust	Retail Opportunity Investments Corp.

In addition, a NAV modifier will be applied if the growth in the Company’s NAV per share for the performance period is negative. Specifically, to the extent performance above the target level is achieved at the end of the performance period, yet the Company’s NAV per share growth for that same performance period is negative, the amount of earned awards will be capped at the target amount. The remaining amount of awards (the difference between those that would have otherwise been earned based on actual performance and the capped amount at target level) may become earned and thereafter vested if the Company’s NAV per share growth becomes positive at any point of time measured from the beginning of the performance period through up to five years following the completion of the performance period, assuming continued employment on such date; otherwise, the LTIP Units will be forfeited.

Summary of Long-Term Incentive Program Achievement

PERFORMANCE-BASED LONG-TERM INCENTIVES
Through December 31, 2020
LTIP Performance Period and Metrics	Weighting	2018	2019	2020	2021	2022	Status	Result	Payout %
2018-2020 Performance-Based LTIP Units
Same-Center NOI Growth vs. Peers	50%	100% Completed					Maximum	1st Place	100%
Core FFO per Share Growth vs. Peers	50%	3-Year Measurement Period with 5 Year					Maximum	1st Place	100%
NAV per Share Growth Modifier		Recoupment Period					Payout Capped at Target/Award Subject to Recoupment	-20.5%	Reduced to Target (50%)

2019-2021 Performance-Based LTIP Units
Same-Center NOI Growth vs. Peers	50%		67% Completed				Tracking at Maximum	Tracking at 1st Place	Tracking at 100%
Core FFO per Share Growth vs. Peers	50%		3-Year Measurement Period with 5 Year				Tracking at Maximum	Tracking at 1st Place	Tracking at 100%
NAV per Share Growth Modifier			Recoupment Period				Tracking to be Capped at Target/Award Subject to Recoupment	Tracking at -20.8%	Tracking to be Reduced to Target

2020-2022 Performance-Based LTIP Units
Same-Center NOI Growth vs. Peers	50%			33% Completed			Tracking at Maximum	Tracking at 1st Place	Tracking at 100%
Core FFO per Share Growth vs. Peers	50%			3-Year Measurement Period with 5 Year			Tracking at Maximum	Tracking at 2nd Place	Tracking at 100%
NAV per Share Growth Modifier				Recoupment Period			Tracking to be Capped at Target/Award Subject to Recoupment	Tracking at -21.2%	Tracking to be Reduced to Target

Payout under the 2018 Long-Term Incentive Program

The performance period for the performance-based LTIP Units granted under the 2018 LTIP Program ended on December 31, 2020. Based on our performance through December 31, 2020, these LTIP Units would have been earned at maximum, but because our NAV per share growth for that same performance period was negative, the amount of earned awards was capped at the target amount. The unearned portion in excess of target and up to the maximum will remain eligible to vest if our NAV per share becomes positive on or prior to December 31, 2025.

Employee Benefits

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Our NEOs are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We also provide a Company matching contribution under our 401(k) savings plan to employees generally, including our NEOs, up to the Internal Revenue Service (the “IRS”) limitations for matching contributions.

Other Benefits

Mr. Edison receives personal tax services provided by our internal tax department and has a time-share agreement with the Company for personal use of the corporate aircraft leased by the Company.

Employment, Severance, Change in Control, and Other Arrangements

We do not have employment agreements, severance or change in control agreements, or other arrangements with any of our NEOs other those described below.

Executive Change in Control Severance Plan—Our Amended and Restated Executive Change in Control Severance Plan for executive officers (the “Severance Plan”) provides for specified payments and benefits in connection with a termination of employment by the Company not for Cause or a resignation by the executive for Good Reason (as each such term is defined in the Severance Plan). Our goal in providing these severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our NEOs will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the NEOs, rather than negotiating severance at the time employment terminates. We also have determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment are appropriate because they encourage our NEOs to stay focused on the business in those circumstances rather than focusing on the potential implications for them personally. In order to receive the severance payments and benefits under the Severance Plan, the NEOs must execute a general release of claims and comply with non-competition and non-solicitation provisions that apply for 18 months (or 24 months in the case of Mr. Edison) following termination of employment and confidentiality provisions that apply during and following termination of employment.

Vesting Agreement with Devin Murphy—In October 2017, PECO entered into an agreement with Mr. Murphy regarding the vesting of his equity incentive awards (the “Murphy Vesting Agreement”). Pursuant to the Murphy Vesting Agreement, all time-based equity awards granted to Mr. Murphy vested upon the earlier of the vesting date set forth in the applicable equity award agreement and the date Mr. Murphy reached both (i) age 58 and (ii) a combined age and continuous years of service with the Company of 65 years (such date, the “Murphy Retirement Eligibility Date”). The Murphy Retirement Eligibility Date

occurred in June 2019. The Murphy Vesting Agreement further provides that, if Mr. Murphy’s employment terminates on or following the Murphy Retirement Eligibility Date, he will remain eligible to vest in any performance-based LTIP Units, excluding the Special LTIP Award, as follows: (a) if his retirement occurs before 50% of the performance period has elapsed, then he will vest in a prorated portion of any performance-based LTIP Units actually earned based on performance at the end of the performance period, with the proration calculated based on the ratio of the number of days Mr. Murphy was employed during the performance period to the total number of days in the performance period and (b) if his retirement occurs after 50% or more performance period has elapsed, then Mr. Murphy will vest in any performance-based LTIP Units that are actually earned at the end of the performance period. The provisions of the Murphy Vesting Agreement do not apply to Mr. Murphy’s Special LTIP Award.

Tax and Accounting Considerations

We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests, and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional taxes. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.

Section 162(m) of the Code limits the annual compensation deduction available to publicly held corporations to $1.0 million for certain “covered employees,” which generally includes our NEOs. In December 2020, the IRS issued final regulations that, among other things, expanded the definition of compensation to include a publicly held corporate partner’s distributable share of a partnership’s deduction for compensation expense attributable to amounts paid by the partnership for services performed by “covered employees” of the publicly held corporation. We anticipate that our taxable income will increase on an annual basis beginning with the 2021 calendar year as a result of the application of Section 162(m). To maintain our status as a REIT, we are required to distribute at least 90% of our taxable income to our stockholders in the form of dividends. The increase in taxable income resulting from the application of the final regulations will be taken into account as the Board determines the amount of dividends to be paid to our stockholders for tax years ending on and after December 31, 2021. Although the Compensation Committee intends to consider the impact of Section 162(m) in structuring compensation programs, the Compensation Committee expects its primary focus to be on creating programs that address the needs and objectives of the Company regardless of the impact of Section 162(m). As a result, the Compensation Committee may make awards and structure programs that are not deductible under Section 162(m).

Hedging, Pledging, and Speculative Transactions

Our Insider Trading Policy prohibits all directors, officers, and other employees from engaging in any short-term speculative securities transactions such as short sales or buying or selling puts, calls, and other derivative securities, or engaging in any other hedging transaction with respect to the Company’s securities. The policy also prohibits all directors, officers, and other employees from pledging our securities as collateral for a loan or as collateral in a margin account.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and PECO’s Annual Report on Form 10-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and PECO’s Annual Report on Form 10-K.

Submitted by the Compensation Committee
John A. Strong (Chair)
Paul J. Massey, Jr.
Jane Silfen

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table and footnotes provide information regarding the compensation of our NEOs for the years presented:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jeffrey S. Edison Chairman of the Board and Chief Executive Officer	2020	$751,923	$937,500	$2,924,995	$—	$157,324	$4,771,742
	2019	838,269	352,500	2,730,145	1,312,500	283,468	5,516,882
	2018	725,385	300,000	4,005,035	1,200,000	393,168	6,623,588
Devin I. Murphy President	2020	478,692	367,500	—	—	45,832	892,024
	2019	487,045	138,180	437,624	514,500	178,296	1,755,645
	2018	464,827	143,222	1,374,922	572,886	285,358	2,841,215
Robert F. Myers Chief Operating Officer and Executive Vice President	2020	478,692	367,500	899,999	—	46,302	1,792,493
	2019	487,045	171,990	1,517,622	514,500	166,883	2,858,040
	2018	474,731	143,222	1,287,372	572,886	289,215	2,767,426
John P. Caulfield(6) Chief Financial Officer, Senior Vice President and Treasurer	2020	316,615	165,000	361,339	—	23,104	866,058
	2019	259,505	53,580	210,996	199,500	38,659	762,240
Tanya E. Brady(6) General Counsel, Senior Vice President, and Secretary	2020	353,692	131,250	167,999	—	20,417	673,358
	2019	345,192	45,120	275,625	168,000	36,642	870,579
(1)For 2018 and 2019, represents amounts paid under the Annual Cash Incentive Program for the portion attributable to individual performance for each of 2018 and 2019 and paid in the following calendar year. For 2020, represents the discretionary bonus the Compensation Committee determined to pay our named executive officers for their performance in 2020. See “Compensation Discussion & Analysis - 2020 Annual Cash Incentive Program” for additional information regarding the amount paid for 2020.
(2)Amounts reflect the grant date fair value of time-based and performance-based LTIP Units as computed in accordance with FASB ASC Topic 718. The time-based awards were awarded in 2019 under the 2019 LTIP Program and granted in March 2020. The performance-based LTIP Units were awarded and granted in March 2020 under the 2020 LTIP Program. See “Compensation Discussion & Analysis - Long-Term Equity Incentive Program” for additional information regarding these awards.
The grant date fair value of the performance-based awards in the stock awards column is computed based on the probable outcome of performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the three-year performance period of the award determined as of the grant date under FASB ASC Topic 718. The assumptions used in calculating the valuations are set forth in Note 14 to the consolidated financial statements in PECO’s Annual Report on Form 10-K.
Assuming the maximum level of performance is achieved, the aggregate grant date fair value of each of the 2020, 2019, and 2018 awards is as shown in the following table:

Name	Performance-Based Awards Assuming Maximum Performance (2020 Awards)	Performance-Based Awards Assuming Maximum Performance (2019 Awards)	Performance-Based Awards Assuming Maximum Performance (2018 Awards)
Jeffrey S. Edison	$3,510,000	$3,510,000	$1,950,690
Devin I. Murphy	—	—	875,243
Robert F. Myers	1,080,000	1,080,005	875,243
John P. Caulfield	396,000	132,003	—
Tanya E. Brady	216,000	180,005	—
(3)In 2019, in addition to the amounts reflected in the Stock Awards column and described in footnote 2 above, each of Messrs. Edison and Murphy received a Special LTIP Award. See “Compensation Discussion & Analysis - Special LTIP Awards” for additional information on these awards. The table below shows the grant date fair value as computed in accordance with FASB ASC Topic 718 based on the probable outcome of performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the applicable five- or seven-year performance period of the award determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the valuations below are set forth in Note 14 to the consolidated financial statements in PECO’s Annual Report on Form 10-K:

Name	Grant Date Fair Value of Special LTIP Award	Value Assuming Maximum Performance
Jeffrey S. Edison	$7,500,005	$15,000,010
Devin I. Murphy	3,750,005	7,500,010
(4)Represents amounts paid under the Annual Cash Incentive Program for each of 2019 and 2018 for the portion attributable to Company performance for the applicable year. See “Compensation Discussion & Analysis - 2020 Annual Cash Incentive Program” for additional information regarding the incentive paid for the 2020 year.
(5)Amounts reported in the “All Other Compensation” column for 2020 include Company contributions to the 401(k) plan, distributions paid on unvested equity awards and phantom shares, the value of tax and accounting services provided by our internal tax and accounting departments, and personal use of the Company’s leased airplane. The following table identifies the value of each benefit:

Name	Retirement Plan Contributions	Distributions Paid on Unvested Equity Awards(a)	Perquisites(b)	Total
Jeffrey S. Edison	$8,550	$55,733	$93,041	$157,324
Devin I. Murphy	8,550	37,282	—	45,832
Robert F. Myers	8,550	37,752	—	46,302
John P. Caulfield	8,550	14,554	—	23,104
Tanya E. Brady	8,550	11,921	—	20,471
a.Includes distributions paid on unvested time-based LTIP Units, unearned performance-based Class C Units, and dividend equivalents paid on unvested phantom shares. Distributions are paid on approximately 10% of the maximum number of unearned performance-based Class C Units and will be netted against the distributions to be paid on the earned Class C Units upon vesting. Dividends are not paid on performance-based RSUs until the first vesting date.
b.For Mr. Edison, this amount includes $75,000 for personal tax and accounting services provided by our tax and accounting departments and $18,041 for personal use of the Company’s leased airplane. See “Related Party Transactions - Airplane Leases” for more information on personal use of the airplane.
(6)Mr. Caulfield and Ms. Brady first became NEOs in 2019. Accordingly, pursuant to SEC rules, their prior year information is not included. Mr. Caulfield became Chief Financial Officer on August 15, 2019.

2020 Grants of Plan-Based Awards
The following table provides information about equity and non-equity incentive awards granted to the NEOs in 2020:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey S. Edison	3/11/20		$625,000	$1,250,000	$1,875,000	—	—	—	—	$—
	3/11/20	(3)	—	—	—	79,054	158,108	316,216	—	1,754,999
	3/11/20		—	—	—	—	—	—	105,405	1,169,996
Devin I. Murphy	3/11/20		245,000	490,000	735,000	—	—	—	—	—
Robert F. Myers	3/11/20		245,000	490,000	735,000	—	—	—	—	—
	3/11/20	(3)	—	—	—	24,325	48,649	97,298	—	540,004
	3/11/20		—	—	—	—	—	—	32,432	359,995
John P. Caulfield	3/11/20		110,000	220,000	330,000				—	—
	3/11/20	(3)	—	—	—	8,919	17,838	35,676	—	198,002
	3/11/20		—	—	—	—	—	—	14,715	163,337
Tanya E. Brady	3/11/20		87,500	175,000	262,500	—	—	—	—	—
	3/11/20	(3)	—	—	—	4,865	9,730	19,460	—	108,003
	3/11/20		—	—	—	—	—	—	5,405	59,996
(1)These amounts relate to the 2020 Annual Cash Incentive Program. The amounts actually paid in March 2020 are included in the Summary Compensation Table for 2020 in the “Bonus” column and described in footnote 1 to that table.
(2)Represents the number of time-based LTIP Units granted in 2020 pursuant to awards under the 2019 LTIP Program. These units vest in four equal annual installments beginning on the first anniversary of the grant date. The aggregate grant date fair value reported in the last column is calculated in accordance with ASC 718. The aggregate grant date fair value for these awards is included in the Summary Compensation Table for 2020 in the “Stock Awards” column and described in footnote 2 to that table.
(3)Represents performance-based LTIP Units awarded under the 2020 LTIP Program, which covers performance during the three-year period 2020 through 2022. The aggregate grant date fair value reported in the last column is based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the performance period of the award determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The aggregate grant date fair value for these awards is included in the Summary Compensation Table for 2020 in the “Stock Awards” column and described in footnote 2 to that table.

2020 Outstanding Equity Awards at Fiscal Year End
The following table provides information about outstanding equity-based incentive compensation awards for the NEOs as of December 31, 2020. The market value of unvested stock or units and unearned performance units is based on the estimated value per share of $8.75 on December 31, 2020.

		Stock Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeffrey S. Edison	3/11/2020(1)	105,405	$922,294	—	$—
	3/11/2020(2)	—	—	158,108	1,383,445
	3/14/2019(3)(7)	66,186	579,128	—	—
	3/14/2019(4)(7)	—	—	158,824	1,389,710
	3/14/2019(5)(7)	—	—	407,240	3,563,350
	3/15/2018(6)(7)	44,334	387,923	88,668	775,845
	3/15/2018(7)(8)	137,714	1,204,998	—	—
Devin I. Murphy	3/14/2019(5)(7)	—	—	203,620	1,781,675
Robert F. Myers	3/11/2020(1)	32,432	283,780	—	—
	3/11/2020(2)	—	—	48,649	425,679
	3/14/2019(3)(7)	29,703	259,901	—	—
	3/14/2019(4)(7)	—	—	48,870	427,613
	3/15/2018(6)(7)	19,892	174,055	39,784	348,110
	3/15/2018(7)(8)	38,626	337,978	—	—
John P. Caulfield	3/11/2020(1)	14,715	128,756	—	—
	3/11/2020(2)	—	—	17,838	156,083
	3/14/2019(3)	5,362	46,918	—	—
	3/14/2019(4)	—	—	3,318	29,033
	3/15/2018(6)	1,197	10,474	2,394	20,948
	3/15/2018(8)	4,546	39,778	—	—
	3/15/2018(9)	25,000	218,750	—	—
Tanya E. Brady	3/11/2020(1)	5,405	47,294	—	—
	3/11/2020(2)	—	—	9,730	85,138
	3/14/2019(3)	6,490	56,788	—	—
	3/14/2019(4)	—	—	8,146	71,278
	3/15/2018(6)	1,499	13,116	2,898	25,378
	3/15/2018(8)	5,000	43,750	—	—
	3/15/2018(9)	13,636	119,315	—	—
(1)Time-based RSUs granted in March 2020 that vest in equal amounts over four years, beginning on January 1, 2021.
(2)Performance-based LTIP Units granted under the 2020 LTIP Program that will be earned, to the extent performance conditions are achieved, as of December 31, 2022, the last day of the performance period. Half of the earned units will vest on December 31, 2022 and half will vest on December 31, 2023. Because the units earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect actual performance through 2020, which was above the threshold level and is therefore reported at the target level.
(3)Remaining portion of time-based RSUs/LTIP Units granted in March 2019 that vest in equal amounts over four years, beginning on January 1, 2020.
(4)Performance-based LTIP Units granted under the 2019 LTIP Program that will be earned, to the extent performance conditions are achieved, as of December 31, 2021, the last day of the performance period. Half of the earned units will vest on December 31, 2021 and half will vest on December 31, 2022. Because the units earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect actual performance through 2020, which was above the threshold level and is therefore reported at the target level.
(5)Special LTIP Award granted to Messrs. Edison and Murphy in 2019 that will be earned, to the extent performance conditions are achieved, as of the last day of the performance period on March 31, 2026 and March 31, 2024, respectively. See “Compensation Discussion & Analysis - Long Term Equity Incentive Program - Special LTIP Award” for information on the performance metrics and vesting terms. Because the units earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect actual performance through 2019.
(6)Performance-based LTIP Units granted under the 2018 LTIP Program were deemed earned at maximum based on performance through December 31, 2020. However, because the Company’s NAV per share growth for that same performance period is negative, the amount of earned awards were capped at the target amount. Half of the earned units vested on December 31, 2020. The amount reported in the “Stock Awards” column represents the remaining half that will vest on December 31, 2021. The unearned portion in excess of target and up to the maximum will remain eligible to vest if the Company’s NAV per share becomes positive on or prior to December 31, 2025 (the “Contingent Portion”). The amount reported in the “Equity Incentive Plan Awards” column represents the Contingent Portion.

(7)At issuance, these Class C Units were subject to vesting, and did not have full parity with OP units with respect to liquidating distributions, but upon the occurrence of certain events described in PECO OP’s partnership agreement, could over time achieve full parity with the OP units for all purposes. Upon vesting and achieving full parity with OP units, the Class C Units would convert into an equal number of OP units. Each OP unit acquired upon conversion of a Class C Unit may be presented for redemption at the election of the holder, for cash equal to the fair market value of a share of PECO common stock, except that PECO OP may, at its election, acquire each OP unit so presented for one share of PECO common stock. The Class C Units granted in 2018 have achieved parity; those granted in 2019 have not yet achieved parity.
(8)Remaining unvested portion of time-based LTIP Units granted in March 2018 that vest in equal amounts over four years, beginning on January 1, 2019.
(9)Special restricted stock award that vests in full on January 1, 2022
2020 Stock Vested
The following table shows the number of LTIP Units and phantom units that vested during 2020 and the value realized on vesting by each of our NEOs. The phantom units are based on the value of shares of our common stock but are paid out in cash upon vesting. The vested phantom units are phantom units that vested and were paid on December 31, 2020. The Compensation Committee accelerated vesting and payment to March 13, 2020 for Mr. Murphy, having determined such acceleration was in the best interests of the Company. The value realized upon the vesting is determined by multiplying the number of units that vested by the estimated value per share of our common stock on the date of vesting. The number of LTIP Units and phantom units that vested during 2020 and the value realized on vesting by each of our NEOs are as follows:

	Stock Awards
Name	Number of OP Units/Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey S. Edison	165,168	$1,658,878
Devin I. Murphy	58,503	649,383
Robert F. Myers	56,438	562,483
John P. Caulfield	6,106	57,969
Tanya E. Brady	7,391	75,631
Payments upon Termination or Change in Control
Amended and Restated Executive Change in Control Severance Plan—Each of our executive officers participates in the Severance Plan. Under the plan, in the event that an executive’s employment is terminated by the Company or its affiliates not for Cause (as defined in the Severance Plan) or the executive resigns for Good Reason (as defined in the Severance Plan), then the executive will be entitled to (1) a lump sum payment equal to the product of (i) 1.5 (or 2.0 in the case of Mr. Edison) and (ii) the sum of (A) the executive’s base salary and (B) the executive’s average annual cash performance bonus for the most recent three fiscal years (or such shorter period that the executive was eligible to receive an annual cash performance bonus), (2) if the executive elects to receive group health insurance under COBRA following the termination date, the Company will provide such coverage for 18 months (or 24 months in the case of Mr. Edison) following termination, provided that the executive continues to pay the same amount of the monthly premium as in effect for the Company’s other executives and; provided, further, that if the executive becomes employed by another employer during such period and is eligible to receive group health insurance under such other employer’s plans, the Company’s obligations will be reduced to the extent that comparable coverage is actually provided to the executive and his or her covered dependents, and (3) (i) the executive’s unvested time-base equity awards that would have otherwise vested during the 18 months (or 24 months in the case of Mr. Edison) following termination will vest on the termination date and be paid in full within 70 days of the date of termination and (ii) the executive will remain eligible to vest and be paid on a pro-rata portion of performance-based equity awards based on actual performance at the end of the performance period, with pro-ration based on the period of time elapsed between the beginning of the performance period and the termination date as a percentage of the full performance period.

In lieu of the benefits described in the immediately preceding paragraph, in the event that an executive’s employment is terminated by the Company or its affiliates not for Cause or the executive resigns for Good Reason, in either case within two years following a Change in Control (as defined in the Severance Plan), then the executive will be entitled to (1) a lump sum payment equal to the product of (i) 2.0 (or 2.5 in the case of Mr. Edison) and (ii) the sum of (A) the executive’s base salary and (B) the executive’s average annual cash performance bonus for the most recent three fiscal years (or such shorter period that the executive was eligible to receive an annual cash performance bonus) and (2) if the executive elects to receive group health insurance under COBRA following the termination date, the Company will provide such coverage for 24 months following termination (or 30 months following termination in the case of Mr. Edison), provided that the executive continues to pay the same amount of the monthly premium as in effect for the Company’s other executives and; provided, further, that if the executive becomes employed by another employer during such period and is eligible to receive group health insurance under such other employer’s plans, the Company’s obligations will be reduced to the extent that comparable coverage is actually provided to the executive and his or her covered dependents. The executive’s unvested time-based equity awards and earned but unvested performance-based equity awards will vest as of the date of termination and be paid in full within 70 days of the date of termination.

Upon the closing of any Change in Control, the Compensation Committee will determine the number of performance-based equity awards held by the executive that will be considered earned under such awards based upon the Company’s performance by pro-rating the performance targets for the shortened performance period and then measuring such pro-rated targets against actual Company performance through the closing of the Change in Control. Any such earned awards will then be converted into time-based awards that will vest and be paid based on continued service through the end of the performance period that was applicable to such award prior to the Change in Control, subject to acceleration as described in the last sentence of the prior paragraph.

If the executive dies or if the Company and its affiliates terminate an executive’s employment due to Disability, the executive or his or her legal heirs will be entitled to (1) a pro-rated portion of his annual cash performance bonus for the year of termination if the Compensation Committee determines that performance is achieved, (2) accelerated vesting of unvested time-based equity awards that would have otherwise vested during the 18 months (or 24 months in the case of Mr. Edison) following termination, and (3) remain eligible to vest and be paid on a pro-rated portion of performance-based equity awards based on actual performance at the end of the performance period with pro-ration based on the period of time elapsed between the beginning of the performance period and the termination date as a percentage of the full performance period.
Receipt of the severance payments and benefits under the Severance Plan is subject to the execution and non-revocation of a release agreement by the executive and compliance with non-competition and non-solicitation provisions that apply or 18 months (24 months in the case of Mr. Edison) following termination of employment and confidentiality provisions that apply during and following termination of employment.

Special LTIP Awards—Pursuant to the terms of each Special LTIP Award, the last day of the applicable performance period and the number of Class C Units earned under the Special LTIP Award (the “Earned LTIP Units”) will be measured as of the earliest of a specified date, a change of control, or the executive’s termination of employment (other than a termination for cause). In the case of a voluntary termination or a termination without cause, the number of Class C Units earned will further be prorated based upon the number of days that elapsed from the effective date of the award through the date of such termination, divided by the number of days in the performance period; provided that, in the case of death or disability, the proration will be based upon the sum of (i) the number of days that elapsed from the effective date of the award through the date of such termination and (ii) the number of days in the executive’s applicable severance period (24 months, in the case of Mr. Edison, and 18 months, in the case of Mr. Murphy), divided by the number of days in the performance period. The provisions of the Severance Plan do not apply to the Special LTIP Awards.

Murphy Vesting Agreement—Pursuant to the Murphy Vesting Agreement, if Mr. Murphy’s employment terminates on or following the Retirement Eligibility Date, he will remain eligible to vest in any performance-based equity awards granted by the Company as follows: (i) if his retirement occurs before 50% of the performance period has elapsed, then he will vest in a pro-rated portion of any performance-based equity awards actually earned based on performance at the end of the performance period, with the pro-ration calculated based on the ratio of the number of days he was employed during the performance period to the total number of days in the performance period and (ii) if his retirement occurs after 50% or more performance period has elapsed, then he will vest in any performance-based awards that are actually earned at the end of the performance period. The provisions of the Vesting Agreement do not apply to Mr. Murphy’s Special LTIP Award.

Quantification of Payments upon Termination or Change in Control

The following table provides information regarding certain potential payments that would have been made to the NEOs if the triggering event occurred on December 31, 2020, the last day of the fiscal year, based on the value of a share of our common stock on such date, where applicable. Amounts actually received upon the occurrence of a triggering event will vary based on factors such as the timing during the year of such event and the estimated value per share of our common stock. The only plan or agreement that provides for potential payments upon a termination or change in control is the Severance Plan. Accordingly, all amounts shown in the table below represent the applicable potential payments under the Severance Plan:

Name	Benefit	Retirement ($)	Termination for Cause or Resignation without Good Reason ($)	Termination without Cause or Resignation for Good Reason ($)	Death or Disability ($)	Change in Control without Termination ($)	Change in Control with Termination ($)
Jeffrey Edison	Severance Pay	$—	$—	$4,435,000	$937,500	$—	$5,543,750
	Health Care Benefits(1)	—	—	27,779	—	—	34,724
	Time-Based Equity Acceleration	—	—	2,654,733	2,654,733	—	3,308,918
	Performance-Based Equity Acceleration	1,018,101	—	3,181,572	2,036,202	3,563,354	7,112,354
	Total	1,018,101	—	10,299,084	5,628,435	3,563,354	15,999,746
Devin Murphy	Severance Pay	—	—	1,603,144	367,500	—	2,137,525
	Health Care Benefits(1)	—	—	33,336	—	—	44,448
	Time-Based Equity Acceleration	—	—	—	—	—	—
	Performance-Based Equity Acceleration	752,455	—	1,060,781	1,286,958	1,781,677	2,129,787
	Total	752,455	—	2,697,261	1,654,458	1,781,677	4,311,760
Robert Myers	Severance Pay	—	—	1,643,858	367,500	—	2,179,810
	Health Care Benefits(1)	—	—	33,336	—	—	44,448
	Time-Based Equity Acceleration	—	—	822,124	822,124	—	1,050,648
	Performance-Based Equity Acceleration	—	—	755,079	755,079	—	1,201,401
	Total	—	—	3,254,397	1,944,703	—	4,476,307
John Caulfield	Severance Pay	—	—	821,203	165,000	—	1,094,937
	Health Care Benefits(1)	—	—	31,023	—	—	41,364
	Time-Based Equity Acceleration	—	—	354,191	354,191	—	434,201
	Performance-Based Equity Acceleration	—	—	92,330	92,330	—	206,063
	Total	—	—	1,298,747	611,521	—	1,776,565
Tanya Brady	Severance Pay	—	—	815,560	131,250	—	1,087,413
	Health Care Benefits(1)	—	—	10,414	—	—	13,886
	Time-Based Equity Acceleration	—	—	224,578	224,578	—	267,146
	Performance-Based Equity Acceleration	—	—	101,255	101,255	—	181,773
	Total	—	—	1,151,807	457,083	—	1,550,218
(1)Represents the aggregate present value of continued participation in the Company’s group health insurance coverage based on the portion of the premiums payable by the Company during the eligible period. The eligible period for a termination without cause or resignation for good reason is 24 months for Mr. Edison and 18 months for the other NEOs. The eligible period for a change in control with termination is 30 months for Mr. Edison and 24 months for the other NEOs. The amounts reported may ultimately be lower if the NEO is no longer eligible to receive benefits, which could occur upon obtaining other employment and becoming eligible for group health insurance coverage through the new employer.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our Chairman and CEO, Mr. Edison, to the annual total compensation of our median employee.

As reported in the Summary Compensation Table, our CEO had annual total compensation for 2020 of $4,771,742. Using this Summary Compensation Table methodology, the annual total compensation of our median employee for 2020 was $95,787. As a result, we estimate that the ratio of our CEO’s annual total compensation to that of our median employee for fiscal 2020 was 49.8 to 1.

We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our CEO receives and the pay our non-executive employees receive.

We identified the median employee in 2020 based on the pool of individuals who were employed by us on December 31, 2020 (whether employed on a full-time, part-time, or seasonal basis). Employees on leave of absence were excluded from the list and reportable wages were annualized for those employees who were not employed for the full calendar year. The compensation of this pool of employees was calculated using the Summary Compensation Table methodology.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, stockholders have the opportunity to cast an advisory, non-binding vote to approve the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.
As described in detail under the heading “Compensation Discussion and Analysis,” the key objectives of our executive compensation program are to: (i) attract, motivate, reward and retain superior executive officers with the skills necessary to successfully lead and manage our business; (ii) achieve accountability for performance by linking annual cash incentive compensation to the achievement of measurable performance objectives; and (iii) incentivize its executive officers to build value and achieve financial objectives designed to increase the value of the business through short-term and long-term incentive compensation programs. For our executive officers, these short-term and long-term incentives are designed to accomplish these objectives by providing a significant correlation between our financial results and their actual total compensation.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, our Board is asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution:
‘‘RESOLVED, that the stockholders hereby APPROVE the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables, and related narrative discussion.’’
The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs as described in this proxy statement. The vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. The Board and the Compensation Committee value the opinions expressed by stockholders in their advisory votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding NEOs. Approval of this proposal requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting.
The next advisory, non-binding vote to approve the compensation of our NEOs will be held at our 2022 annual meeting of stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3: APPROVAL OF AMENDMENT OF OUR 2020 OMNIBUS INCENTIVE PLAN
Background
The Board has adopted and declared advisable, and recommends for your approval, the First Amendment (the “Plan Amendment”) to the Phillips Edison & Company, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan” or the “Plan”). The 2020 Plan, as amended by the Plan Amendment, is referred to herein as the “Amended Plan”.
The Plan Amendment makes the following material changes to the 2020 Plan:
•Increases the number of shares of our Common Stock available for issuance under the Plan by 14,100,000 shares, to an aggregate of 17,600,000 shares of Common Stock.
•Imposes a prohibition on “liberal” share recycling practices, such that shares tendered by participants to satisfy the exercise price of or tax withholding obligation with respect to an award will not be added back to the shares available for issuance under the Amended Plan.
•Adds a limit on the number of shares that may be granted to any one participant during any calendar year of the Company.
•Imposes, with certain limited exceptions, a vesting limitation, such that awards or portions of an award granted under the Amended Plan may vest no earlier than the first anniversary of the award’s grant date.
•Extends the term of the Amended Plan to June 18, 2031.
•The summaries of the 2020 Plan and the Plan Amendment are qualified in their entirety by reference to the actual 2020 Plan and the Plan Amendment, both of which are attached hereto as Appendix A and Appendix B, respectively.
We are asking our stockholders to approve the Plan Amendment because we believe the availability of an adequate reserve of shares under the 2020 Plan is important to our continued growth and success. The purpose of the 2020 Plan is to promote the success and enhance the value of the Company by linking the individual interests of our employees, officers, directors and consultants with those of our stockholders; in addition, it is intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of these individuals. We believe that the effective use of equity-based long-term incentive compensation has been integral to the Company’s success in the past and is vital to our ability to achieve continued strong performance in the future.
As described above in the section entitled “Compensation Discussion and Analysis”, the Compensation Committee has long maintained a strong pay for performance philosophy designed to attract and retain the best management talent, to motivate employees to achieve our business and financial goals, and to reward the actions that lead to long-term value creation. To achieve our objectives, the Compensation Committee seeks to ensure that compensation is competitive and that a significant portion of pay should be equity based. If the Plan Amendment is approved, the Company will be able to continue to provide equity awards it deems appropriate as part of its compensation program, which is necessary to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company and to ensure that compensation is competitive and has a direct link with performance. Moreover, awarding equity compensation aligns the interests of our executives and senior management with the interests of our stockholders and creates incentives to achieve the annual business plan targets and longer term Company objectives. The details and design elements of the 2020 Plan, as amended by the Plan Amendment, are set forth below.
Providing equity and equity-based awards aligns employee compensation interests with the investment interests of our stockholders, and reduces cash compensation expense, permitting cash to be reinvested in our business or returned to our stockholders. Approval of the Plan Amendment will allow the Company to continue to provide equity and equity-based awards it deems appropriate to recruit and compensate its executives and other key employees, directors and consultants.
As of March 31, 2021, our overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at March 31, 2021 under the 2020 Plan, the Amended and Restated 2010 Long-Term Incentive Plan (the “2010 Plan”) and the Amended and Restated 2010 Independent Director Stock Plan (“2010 Director Plan”), plus the number of shares remaining available for issuance under the 2020 Plan and the 2010 Director Plan (there were no shares available for issuance under the 2010 Plan), by (ii) the number of our shares of common stock and OP units outstanding at March 31, 2021, was 2.4%. If approved, the issuance of the additional shares to be reserved under the 2020 Plan would dilute the holdings of stockholders by an additional 4.4%, based on the number of shares of our common stock and OP units outstanding as of March 31, 2021.
Stockholder Approval
Stockholder approval of the Plan Amendment is necessary in order for us to grant stock options that qualify as incentive stock options within the meaning of Section 422 of the Code. If the Plan Amendment is approved, then a maximum of 17,600,000 shares of common stock will be reserved for issuance under the Amended Plan, all of which may be granted as incentive stock options.
If the Plan Amendment is approved by our stockholders, it will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal, the Plan Amendment will not become effective and the 2020 Plan will continue in effect as it currently stands.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FIRST AMENDMENT TO THE 2020 OMNIBUS INCENTIVE PLAN, AS DESCRIBED IN THIS PROXY STATEMENT AND SET FORTH IN APPENDIX A.
Summary of Material Features of the Amended Plan
Key features of the Amended Plan are:
•The maximum number of shares of common stock to be issued under the 2020 Plan is currently 3,500,000, of which 2,336,521 shares remained available as of March 30, 2021. If the Plan Amendment is approved, then the maximum number of shares of common stock to be issued under the Amended Plan will be 17,600,000, all of which may be granted as incentive stock options.
•The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, RSUs, deferred stock units, performance awards, dividend equivalents, other stock-based awards, performance-based cash awards, OP units, phantom units, and other rights or interests relating to stock, OP units, or cash is permitted.
•Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval.
•Prohibits “liberal” share recycling practices.
•Generally requires that awards granted under the Amended Plan may vest no earlier than the first anniversary of the award’s grant date.
•The aggregate value of equity awards that may be granted during any 12-month period to any non-employee director shall not exceed $300,000, and the maximum number of shares that may be granted to any one participant during any calendar year of the Company is 2,000,000 shares.
•There is no “evergreen” provision; rather, the Amended Plan provides for a fixed number of shares, and stockholders must approve any increase in shares.
•All options and stock appreciation rights (“SARs”) granted under the Amended Plan must have an exercise price at least equal to the fair market value of a share of our common stock on the date of grant. The Amended Plan expressly prohibits repricing of options and SARs. The prohibitions on repricing include a reduction in the exercise price of an outstanding option or SAR, surrender of an outstanding option or SAR to use as consideration for the grant of a replacement option or SAR with a lower exercise price or the grant of another award, or any other action that would be treated as a repricing. The foregoing restrictions do not apply in the case of adjustments in connection with certain corporate events or adjustments approved by our stockholders.

•The term of the 2020 Plan is currently set to expire on June 16, 2030, unless sooner terminated; however, if the Plan Amendment is approved by our stockholders, the expiration of the Amended Plan will extend to June 18, 2031, unless sooner terminated.
SUMMARY OF PRINCIPAL FEATURES OF THE AMENDED PLAN
The 2020 Plan became effective upon the approval of the stockholders on June 17, 2020, and will terminate on June 16, 2030, unless sooner terminated; however, if the Plan Amendment is approved by our stockholders, the expiration of the Amended Plan will extend to June 18, 2031, unless sooner terminated. A summary of the principal features of the Amended Plan is provided below. If the proposal to approve the Plan Amendment is approved, we intend to file a registration statement on Form S-8 under the Securities Act registering the additional shares available for issuance under the 2020 Plan pursuant to the Plan Amendment.
PURPOSE
The purpose of the Amended Plan is to attract, retain, and motivate participating officers and employees, as well as well-qualified individuals to serve as members of the board of directors and consultants through the use of incentives based upon the value of our shares of common stock. The Amended Plan provides a direct link between stockholder value and compensation awards by authorizing awards of shares of our common stock, monetary payments based on the value of our common stock, and other incentive compensation awards that are based on our financial performance and individual performance. Awards under the Amended Plan may be made to our or our subsidiaries’ employees and consultants and to our non-employee directors as determined by the Compensation Committee. We believe the proposed Plan Amendment will allow us to continue to adequately implement the purpose of the Amended Plan.
ADMINISTRATION
The Compensation Committee is responsible for administering the Amended Plan and has the discretionary authority to: (i) exercise all powers granted under the Amended Plan; (ii) construe, interpret and implement the Amended Plan and any award agreements thereunder; (iii) prescribe, amend and rescind rules relating to the Amended Plan; (iv) make any necessary or advisable determination in administering the Amended Plan; and (v) correct any defect, omission or inconsistency in the Amended Plan. Determinations of the Compensation Committee on all matters relating to the Amended Plan, including any award agreement granted thereunder, are conclusive and binding. Subject to applicable law, the Compensation Committee may delegate some or all of its power and authority under Plan to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or another executive officer of the Company, in each case, as the Compensation Committee deems appropriate.
ELIGIBILITY
Officers and other employees, non-employee directors, and consultants of the Company and its subsidiaries, except as otherwise set forth in the Amended Plan, are eligible to be granted awards under the Amended Plan if selected by the Compensation Committee. As of March 30, 2021, approximately 285 employees, including officers and 7 non-employee directors, are eligible to participate in the Amended Plan.
SHARES AVAILABLE FOR AWARDS
The current maximum number of shares of our common stock issuable under the 2020 Plan is 3,500,000 shares (subject to adjustment as described below). If the Plan Amendment is approved the maximum number of shares of our common stock issuable under the Amended Plan will be 17,600,000 (subject to adjustment as described below), all of which may be granted as incentive stock options. Any shares subject to an award granted under the Amended Plan that are forfeited, canceled, or expire or are settled for cash will again become available under the Amended Plan. However, the following shares may not be used again for grant under the Amended Plan: (i) shares subject to stock appreciation rights that are not issued in connection with the stock settlement of the SAR on exercise, (ii) shares purchased on the open market with the cash proceeds from the exercise of options, and (iii) shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award. The payment of dividend equivalents in cash in conjunction with any awards under the Amended Plan will not reduce the shares available for grant under the Amended Plan. Shares granted under the Amended Plan may be authorized but unissued shares or shares purchased in the open market.
STOCK OPTIONS AND SARs
The Compensation Committee may grant options under the Amended Plan to purchase shares of common stock in such amounts and subject to such terms and conditions as the Compensation Committee determines. The Amended Plan provides for both incentive stock options (“ISOs”) and nonstatutory stock options (“NQSOs”). Eligibility for ISOs is limited to employees of the Company any subsidiary corporations within the meaning of Section 424(f) of the Code. The exercise price for options and the term of any option will be determined by the Compensation Committee at the time of the grant; provided, however, that in the case of an ISO, the aggregate fair market value (determined as of the time of such grant) of the shares with respect to which such ISO is exercisable for the first time by a participant during any calendar year shall not exceed $100,000. Moreover, with respect to any option, the per-share exercise price of such option may not be less than the fair market value of a share on the grant date. The term of any option will be determined by the Compensation Committee, provided that the latest date on which an ISO may be exercised will be ten years after its date of grant (or five years, in the case of ISOs granted to certain significant stockholders). Fair market value under the Amended Plan is generally defined as the fair market value determined in good faith by the Compensation Committee, except that if the stock is listed on a national securities exchange, the fair market value means the closing price of a share of common stock as reported on such exchange on grant date, or if no sale of common stock occurred on that date, on the most recent preceding date on which a sale occurred.
The Compensation Committee may grant SARs under the Amended Plan either alone (“unrelated SARs”) or in tandem with options (“related SARs”). Upon exercise of a SAR, the holder will have a right to receive the difference between the fair market value of one share on the date of the exercise and the grant price as specified by the Compensation Committee on the date of such grant (also referred to as the “appreciation base”). The term of any SAR will be determined by the Compensation

Committee, unless the SAR is a related SAR in which case the SAR must be exercised no later than the date on which the related option would expire or is terminated. The grant price, methods of exercise, and methods of settlement (i.e., cash or equity) will be determined by the Compensation Committee; however, related SARs must be exercised by relinquishing the related portion of the related option and no related SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related option.
RESTRICTED STOCK, RSUs and DEFERRED STOCK UNITS; DIVIDEND EQUIVALENTS
The Compensation Committee may grant restricted stock and RSUs under the Amended Plan. Restricted stock awards consist of shares of common stock that are transferred to the grantee subject to restrictions that may result in forfeiture if specified conditions are not satisfied. An RSU is the right to receive shares of stock in the future subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Deferred stock units are awards of RSUs subject to deferred settlement of the award.
The vesting of a restricted stock or RSU award may be conditioned upon the completion of a specified period of service or upon the attainment of specified performance goals within specified performance cycles.
Unless otherwise provided in the applicable award agreement, grantees may generally vote and receive dividends on restricted stock awarded under the Amended Plan, and any stock received as a dividend on, or in connection with a stock split of, a restricted stock award will be subject to the same restrictions as such restricted stock. Prior to the settlement of an award of RSUs, the grantee will have no rights as a stockholder of the Company with respect to the shares subject to such award except for the right to receive dividend equivalents as specified in the applicable award agreement.
OP UNITS, PHANTOM UNITS, AND STOCK AND OTHER STOCK-BASED AWARDS
The Compensation Committee may grant OP units (which are intended to constitute “profits interests” under relevant tax guidance), phantom units, and other stock or cash-based awards denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to common stock or other equity interests of the Company or PECO OP.
PERFORMANCE AWARDS
The Compensation Committee may grant performance awards under the Amended Plan that include the right to acquire shares of common stock, cash or Class C Units exchangeable for common stock, along with the right to receive dividends (either current or on a deferred or contingent basis) from the Company or distributions from the Operating Partnership. Performance awards may be subject to satisfaction of one or more performance goals and/or service-based vesting requirements. The applicable performance goals and all other terms and conditions of the award will be determined by the Compensation Committee. After a performance-based award is fully earned and vested, Class C Unit awards may be converted into OP units upon also achieving parity with the other OP units and thereafter such OP units may be exchanged for shares of our common stock, on a one-for-one basis, or cash at the Company’s discretion. Any performance award which is based in whole or in part on the achievement of specified performance goals must relate to a performance cycle of not less than 12 consecutive months (except as otherwise provided in connection with a termination of employment or a change in control).
INDIVIDUAL AWARD LIMITATIONS
The Compensation Committee may grant awards under the Amended Plan to non-employee directors as it shall determine. The aggregate fair market value of equity awards that may be granted during any 12-month period to any non-employee director shall not exceed $300,000. In addition, the maximum number of shares that may be granted to any one participant during any calendar year of the Company is 2,000,000 shares.
MINIMUM VESTING
The Amended Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the Amended Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow the issuance of awards in an aggregate of up to 5% of the shares available to be granted without minimum vesting provisions, as well as the issuance of (i) awards in lieu of cash compensation, (ii) certain annual equity grants to non-employee directors that vest at the following annual meeting, and (iii) substitute awards. The Compensation Committee has the authority to waive the one-year vesting restrictions upon the participant’s termination of service or in connection with a change in control.
TAX WITHHOLDING
The Company has the right to withhold or deduct from any and all payments made under the Amended Plan or to require the grantee, through payroll withholding, cash payment, or otherwise, to make adequate provision for, the U.S. federal, state, and local, and/or foreign taxes, if any, required by law to be withheld by the Company or a subsidiary with respect to an award or the shares or cash acquired pursuant thereto or such other amount that the Company or a subsidiary determines that is not prohibited by law but in no event more than the maximum taxes.
AMENDMENT OF PLAN; MODIFICATION OF AWARDS
The Board or the Compensation Committee may at any time amend, modify, or terminate the Amended Plan without stockholder approval, except that no such amendment may materially impair any rights under any outstanding award made under the Amended Plan without the consent of the grantee of such award. No amendment of the Amended Plan will be made without stockholder approval if stockholder approval is required by law or if the amendment would (i) materially increase the maximum number of shares available under the Amended Plan, (ii) expand the types of awards under the Amended Plan, (iii) materially expand the class of participants eligible to participate in the Amended Plan, or (iv) materially extend the term of the Amended Plan.
Subject to the consent of the grantee and the terms and conditions of the Amended Plan, the Compensation Committee may amend outstanding award agreements with such grantee, including, without limitation, any amendment which would (A) accelerate the time or times at which such award may vest or become exercisable, and/or (B) extend the scheduled termination or expiration date of the award; provided, however, that the Compensation Committee will not amend any grantee’s outstanding award agreement if it would subject the grantee to negative tax consequences under Section 409A of the Code.
ADJUSTMENT
In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the shares authorized for issuance under the Amended Plan shall be adjusted proportionately and the administrator shall make such adjustments to the Amended Plan and awards outstanding thereunder as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction, including (i) adjustment of the number and kind of shares and OP units that may be delivered under the Amended Plan; (ii) adjustment of the number and kind of shares or OP units subject to outstanding awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an award; and (iv) any other adjustments that the administrator determines to be equitable.
If we are involved in a merger or other transaction in which shares of common stock are changed or exchanged, then the administrator may, in its sole discretion, provide (A) that awards will be settled in cash rather than stock, (B) that awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (C) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (D) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying stock or OP Unit, as of a specified date associated with the transaction, over the exercise price of the Award, (E) that performance targets and performance periods for performance-based awards will be modified, or (F) any combination of the foregoing.
CHANGE IN CONTROL
Subject to the terms of the applicable award agreement, in the event a “change of control” (as defined in the Amended Plan) occurs and outstanding awards are not assumed by the successor or surviving corporation or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the administrator: (i) all options, SARs, and other awards with rights that may be exercised will immediately become fully exercisable upon the qualifying termination; (ii) time-based vesting restrictions on all outstanding awards will immediately lapse; and (iii) the target payout opportunities attainable under outstanding performance-based awards shall be deemed to have been fully earned as of the effective date of the change in control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the change in control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target if the change in control occurs during the second half of the applicable performance period, and, in either such case, there shall be pro-rata payout to grantees within thirty days following the change in control based upon the length of time within the performance period that has elapsed prior to the change in control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Amended Plan and the Award Agreement.
Subject to the terms of the applicable award agreement, if a change of control occurs and within two years following the change of control, a grantee experiences an involuntary termination of employment other than for “cause” (as defined in the Amended Plan) or a grantee voluntarily resigns from employment for “good reason”: (i) all options, SARs, and other awards with rights that may be exercised will immediately become fully exercisable upon the qualifying termination; (ii) time-based vesting restrictions on all outstanding awards will immediately lapse; and (iii) the target payout opportunities attainable under outstanding performance-based awards shall be deemed to have been fully earned as of the effective date of the termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target if the termination occurs during the second half of the applicable performance period, and, in either such case, there shall be pro-rata payout to grantees within thirty days following the termination based upon the length of time within the performance period that has elapsed prior to the termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Amended Plan and the Award Agreement.
DEATH, DISABILITY, RETIREMENT
Except as provided in an applicable award agreement or in an employment, severance or similar agreement or plan, upon the death or disability of a grantee, outstanding equity awards shall be treated in the same manner as described above in the case of a change of control. Further, except as provided in an applicable award agreement or in an employment, severance or similar agreement or plan, upon the grantee’s retirement, (i) the portion of options, SARs, and other awards with rights that may be exercised, that would have become exercisable during the twelve (12) month period following the date of retirement, shall become fully exercisable, (ii) all time-based vesting restrictions on all outstanding awards that would have vested during the twelve (12) month period following the date of retirement shall lapse, and (iii) all of the grantee’s outstanding performance-based awards shall remain outstanding and shall not be forfeited and the grantee shall become vested in the pro rata portion of such award that are deemed to be earned at the end of the applicable performance period based upon the length of time within the performance period that has elapsed prior to the date of retirement,
REPRICING PROHIBITED
Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended without stockholder approval (i) to reduce the exercise price of outstanding options or SARs, (ii) to cancel outstanding options or SARs in exchange for options or SARs with a lower exercise price, (iii) to cancel outstanding options or SARs in exchange for other awards if the exercise price exceeds the fair market value of a share of common stock on the date of such cancellation, or (iv) take any other action with respect to an option or SAR that may be treated as a repricing under the rules and regulations of a stock exchange on which the Company’s shares of common stock are listed (if any).

TERMINATION OF THE AMENDED PLAN
The 2020 Plan became effective June 17, 2020, and will terminate as of June 16, 2030, unless sooner terminated; however, if the Plan Amendment is approved by our stockholders, the expiration of the Amended Plan will extend to June 18, 2031, unless sooner terminated.
FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes certain federal income tax consequences generally arising with respect to awards granted under the Amended Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Amended Plan, nor does it cover state, local, or non-U.S. taxes. Each participant in the Amended Plan is advised to consult his or her particular tax advisor concerning the application of U.S. federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any awards.
ISOs. ISOs granted under the Amended Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax.
If, after exercising an ISO, a participant disposes of our common stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the common stock pursuant to the exercise of such ISO (the “applicable holding period”), the participant will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, a participant does not hold the shares so acquired for the applicable holding period-thereby causing a “disqualifying disposition”-the employee would recognize ordinary income equal to the excess, if any, of the amount realized over the exercise price (but not more than the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price). Any additional gain or loss will be long-term capital gain or loss, depending on your holding period for the shares.
The Company will not be entitled to a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of our common stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, we generally will be entitled to a deduction in an amount equal to the ordinary income included by the participant.
NQSOs and SARs. NQSOs granted under the Amended Plan are options that do not qualify as ISOs. A participant who receives an NQSO or SAR will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value of the shares of our common stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the participant generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NQSO or SAR.
Other Awards. With respect to other awards under the Amended Plan that are settled either in cash or in shares of our common stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the common stock received upon settlement; profits interest units generally should not be taxable upon grant as long as the profits interest units only grant the participant the right to profits accruing after the date of grant and do not provide an interest in any capital of the Operating Partnership. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant.
Section 162(m). Section 162(m) generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limitation. However, under the Tax Cuts and Jobs Act enacted in 2017, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the limitation on deductibility generally was expanded to include all named executive officers. We believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 90% of our taxable income each year. As a result of the Company’s tax status as a REIT, the loss of a deduction under Section 162(m) may not affect the amount of federal income tax payable by the Company.
Parachute Payments. If awards under the Amended Plan are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of our deduction for the excess parachute payments.
Section 409A. Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

NEW PLAN BENEFITS
Except with respect to grants of $57,250 of restricted stock that will be awarded to each of the non-employee directors serving on our Board on the date of the Annual Meeting, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan in the future will be determined in the discretion of the Board or Compensation Committee, and neither the Board nor the Compensation Committee has made any determination to make future grants to any persons under the Amended Plan as of the date of this proxy statement.

New Plan Benefits
2020 Omnibus Incentive Plan, As Amended
Name and Position	Dollar Value ($)	Number of Units
Jeffrey S. Edison, Chairman of the Board and Chief Executive Officer	$—	—
Devin I. Murphy, President	$—	—
Robert F. Myers, Chief Operating Officer and Executive Vice President	$—	—
John P. Caulfield, Chief Financial Officer, Senior Vice President and Treasurer	$—	—
Tanya E. Brady, General Counsel, Senior Vice President and Secretary	$—	—
All current executive officers as a group	$—	—
All current directors who are not executive officers as a group (1)	$400,750	(2)
All employees, including all current officers who are not executive officers, as a group	$—	—
(1)Pursuant to our director compensation program, each non-employee director serving on our board at this annual meeting will be awarded a restricted stock award with a value of $57,250.
(2)The aggregate number of restricted stock units to be granted to non-employee directors is not included in the table above as their annual equity award will depend on the value of our common stock on the grant date.

Plan Benefits
The table below sets forth summary information concerning the number of shares of our Common Stock subject to equity awards granted to certain persons under the Plan through March 30, 2021. The per share market value of our stock on that date was $8.75. Certain awards set forth in this table for the named executive officers were granted in 2020 and therefore also are included in the Summary Compensation Table set forth in this proxy statement and are not additional awards. Certain awards set forth in this table for the named executive officers and non-employee directors were granted in 2020 and therefore also are included in the Summary Compensation Table and the Non-Employee Director Compensation Table set forth in this proxy statement and are not additional awards.

Name and Position	Restricted Stock Units (#)	Restricted Stock Units ($)(1)	Performance Share Units (#)(2)	Performance Share Units ($)(1)
Named Executive Officers:
Jeffrey S. Edison	133,714	$1,169,998	401,142	$3,509,993
Robert F. Myers	41,143	$360,001	123,428	$1,079,995
John P. Caulfield	15,086	$132,003	49,782	$435,593
Tanya E. Brady	8,229	$72,004	27,428	$239,995

All current executive officers, as a group	198,172	$1,734,005	601,780	$5,265,575
All current non-employee directors, as a group	—	$—	—	$—
Current Director Nominees:
Leslie T. Chao	—	$—	—	$—
Elizabeth Fischer	—	$—	—	$—
Paul J. Massey, Jr.	—	$—	—	$—
Stephen R. Quazzo	—	$—	—	$—
Jane Silfen	—	$—	—	$—
John A. Strong	—	$—	—	$—
Gregory S. Wood	—	$—	—	$—

Each associate of any such directors, executive officers or nominees	—	$—	—	$—
Each other person who received or is to receive 5% of such options or rights	—	$—	—	$—
All employees, including all current officers who are not executive officers, as a group	301,307	$2,636,436	62,220	$544,443
(1)Dollar value calculated based on grant date values of restricted stock units and performance share units.
(2)Amounts are based on maximum number of performance share units. The maximum number of performance share units that may become issuable pursuant to these awards is 200% of target and would become issuable only upon achieving maximum performance against the applicable performance goal.

PROPOSAL 4: APPROVAL OF AMENDMENT TO OUR CHARTER

The Board has adopted and declared advisable, and recommends for your approval, an amendment (the “Amendment”) of our current charter (the “Charter”) as set forth in the Articles of Amendment attached hereto as Appendix C. We may seek to pursue the initial listing of the Company’s common stock on a national securities exchange and may also pursue a substantially concurrent registered public offering of common stock. The proposed amendment will, in part, permit us to implement a plan for phased-in liquidity in connection with an exchange listing and a potential substantially concurrent registered public offering of common stock, which is intended to stabilize public stock prices by having our currently outstanding common stock enter into the public market at a later date, as described below.

The full text of the proposed Amendment is set forth in Appendix C and a form of the proposed Articles Supplementary (the “Articles Supplementary”) designating the Class B common stock is set forth in Appendix D. The Company’s existing Charter is set forth in Appendix E. The summary description below is qualified in its entirety by reference to Appendix C and Appendix D. We urge you to read Appendix C and Appendix D in their entirety.

Summary of the Amendment

Stockholder approval of the Amendment would permit the Company to change each share of our outstanding common stock into one share of a newly created class of Class B common stock. We do not intend to list Class B common stock in connection with any listing of our common stock or any listing with a substantially concurrent registered public offering we were to undertake. Upon the six-month anniversary of the listing of the Company’s common stock for trading on a national securities exchange or such earlier date or dates as approved by the Board with respect to all or any portion of the outstanding shares of Class B common stock, each share of Class B common stock automatically and without any action on your part would convert into one share of listed common stock. In all other respects, Class B common stock would have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Company’s currently outstanding common stock. Therefore, shares of Class B common stock would automatically convert into listed shares of common stock no later than six months following the listing of the Company’s common stock.

If we were to conduct an exchange listing of our existing common stock without the phased-in liquidity provided by changing our existing common stock into Class B common stock, all of those shares of our existing common stock would become listed immediately and therefore could be immediately put up for sale in the public market. This could result in large and concentrated sales of our outstanding common stock in a brief period of time shortly after the exchange listing or any listing in conjunction with a substantially concurrent registered public offering. That potential for concentrated sales of our common stock shortly after our exchange listing could make our shares less attractive to institutional and other investors, and accordingly, could reduce demand to buy our stock and/or reduce the price per share that investors are willing to pay in any substantially concurrent registered public offering, which may not be in the best interests of the Company or existing stockholders. In addition, the chance that a significant portion of our shares of common stock may be sold a brief period of time shortly after any such exchange listing could increase the volatility and reduce the trading price of our common stock, which would also be a potentially negative event to potential institutional and other investors considering an investment in the Company in connection with any such concurrent registered public offering. The proposed phase-in of liquidity with respect to our existing common stock provided by changing all outstanding shares of common stock into shares of Class B common stock directly addresses these potential risks and therefore increases the likelihood of a successful exchange listing and facilitates the potential concurrent registered public offering of the Company’s common stock at the strongest possible price.

Please note that there will be no public market for shares of Class B common stock. Until the shares of Class B common stock convert into common stock and become listed on a national securities exchange, they cannot be traded on a national securities exchange. As a result, our stockholders will have very limited, if any, liquidity with respect to their shares of Class B common stock until such conversion. Further, the trading price per share of common stock when Class B common stock converts into common stock could be very different from the trading price per share of common stock on the date of the exchange listing. As a result, stockholders may receive less consideration for their shares when they are ultimately able to sell than they may have received if they had been able to sell immediately upon the effectiveness of the exchange listing.
Effective Time of Amendment

If approved by the requisite vote, the Amendment will become effective upon the filing with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) of the Articles of Amendment. We only intend to file the Articles of Amendment in connection with an initial listing on a national securities exchange or a listing in conjunction with a substantially concurrent registered public offering of our common stock .

If the proposed Amendment is not approved by the requisite vote, then the Articles of Amendment will not be filed with the SDAT and the Charter will not be amended as noted.

Appraisal Rights

Under Maryland law and the Charter, you will not be entitled to rights of appraisal with respect to the proposed Amendment. Accordingly, to the extent that you object to the proposed Amendment, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

Certain Material U.S. Federal Income Tax Considerations

The following is a general summary of certain material U.S. federal income tax considerations related to the initial change of outstanding shares of common stock into shares of Class B common stock that we currently anticipate as part of the plan for phased-in liquidity which we refer to in this discussion as the “Common Stock Conversion,” and the subsequent conversion of those shares of Class B common stock into shares of common stock in accordance with their terms, which we refer to in this discussion as the “Class B Stock Conversion,” but does not purport to be a complete analysis of all potential tax effects. This discussion is limited to holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the Common Stock Conversion or the Class B Stock Conversion. This discussion does not address every aspect of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to persons who are otherwise subject to special tax treatment.

A stockholder generally should not recognize gain or loss as a result of the Common Stock Conversion or the Class B Stock Conversion. In both the Common Stock Conversion and the Class B Stock Conversion, the aggregate tax basis of the shares received in the applicable conversion generally should be equal to the aggregate tax basis of the converted shares and the holding period of shares received in the applicable conversion should generally include the holding period of the converted shares.

You are urged to consult your tax advisors with respect to the tax consequences to you (including applicable state, local and foreign tax consequences) of the Common Stock Conversion and the Class B Stock Conversion in light of your particular circumstances.

Note Regarding Certain Statements Relating to Registered Public Offering

Certain statements in this proxy statement relating to an initial listing of our common stock on a national securities exchange and a substantially concurrent registered public offering in connection with the listing are being made pursuant to, and in accordance with, Rule 135 under the Securities Act and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AS DESCRIBED IN THIS PROXY STATEMENT AND SET FORTH IN THE ARTICLES OF AMENDMENT ATTACHED HERETO AS APPENDIX C.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation in 2009.

Although the submission of this matter for approval by stockholders is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as good corporate governance practice. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor at any time during the year if it determines that a change would be in the best interests of the Company.

We expect that a representative of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
Audit Fees
The aggregate fees billed for professional services provided by Deloitte & Touche LLP for the annual audit of our financial statements, and for audit-related, tax, and other services performed in 2020 and 2019 are as follows:

	2020	2019
Audit fees(1)	$890,000	$940,000
Audit-related fees(2)	10,000	48,121
Tax fees(3)	93,573	46,055
All other fees	—	—
Total fees	$993,573	$1,034,176
(1)Includes aggregate fees billed for annual audit and quarterly reviews of our consolidated financial statements, including services related to the Company’s adoption of certain new accounting pronouncements.
(2)Includes fees billed for services reasonably related to the performance of the audit and review of the consolidated financial statements, including review of other SEC filings.
(3)Includes aggregate fees billed for services related to tax advice and planning.

Preapproval Policies

The Audit Committee charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors, as well as all permitted nonaudit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” preapproval, it will require “specific” preapproval by the Audit Committee. Additionally, any proposed services exceeding “general” preapproved cost levels will require specific preapproval by the Audit Committee.

All requests or applications for services to be provided by the independent auditor that do not require specific preapproval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.

Requests or applications to provide services that require specific preapproval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the chief financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Chair of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines. Amounts requiring preapproval in excess of the “general” preapproved cost levels require specific preapproval by all members of the Audit Committee prior to engagement of our independent auditors. All amounts specifically preapproved by the Chair of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting. All services rendered by Deloitte & Touche LLP for the year ended December 31, 2020 were preapproved in accordance with the policies and procedures described above.

Report of the Audit Committee

The Audit Committee reviews the financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. In this context, the Audit Committee reviewed the 2020 audited consolidated financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the consolidated financial statements discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s independence from us. In addition, the Audit Committee considered whether Deloitte & Touche LLP’s provision of nonaudit services is compatible with maintaining its independence from us.

The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for the audit. The Audit Committee meets periodically, and at least quarterly, with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the 2020 audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit Committee
Leslie T. Chao (Chair)
Elizabeth Fischer
Stephen R. Quazzo
Gregory S. Wood

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Information related to the Company’s equity compensation plans, including the number of unvested awarded shares outstanding and the number of shares available for future issuance as of December 31, 2020 under such programs, is as follows:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders	4,435,880	$—	3,550,437
Equity compensation plans not approved by security holders	—	—	—
Total	4,435,880	$—	3,550,437
(1)Includes approximately 3 million performance stock units (“PSUs”) at maximum achievement level under the plan metrics that were issued under the 2010 Plan. Based upon results to date, we currently expect a total of approximately 1.3 million of such PSUs to vest.
(2)Represents shares of our common stock available for grants under the 2020 Incentive Plan and the 2010 Director Plan. There were no shares available under the 2010 Plan as of December 31, 2020.
BENEFICIAL OWNERSHIP OF COMMON STOCK
The shares of our common stock and OP units, which are exchangeable on a one-for-one basis with shares of our common stock, beneficially owned as of March 31, 2021 by our directors, our NEOs, our directors and executive officers as a group, and any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, are as follows:

	Common Stock			Common Stock and OP Units
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of All Shares(1)	Number of Shares and OP Units Beneficially Owned		Percentage of All Shares and OP Units(2)
Non-Employee Directors
Leslie T. Chao	49,069	(3)	*	49,069		*
Elizabeth Fischer	8,833	(4)	*	8,833		*
Paul J. Massey, Jr.	34,421	(5)	*	34,421		*
Stephen R. Quazzo	85,567	(5)	*	85,567		*
Jane Silfen	8,833	(4)	*	8,833		*
John A. Strong	16,011	(6)	*	16,011		*
Gregory S. Wood	20,724	(5)	*	20,724		*
NEOs
Jeffrey S. Edison(7)	566,861	(8)	*	23,543,188	(9)	7.33%
Devin I. Murphy(7)	40,727		*	1,396,438	(10)	*
Robert F. Myers(7)	18,092		*	301,890	(11)	*
John P. Caulfield	11,856		*	26,942	(12)	*
Tanya E. Brady	10,719		*	18,948	(13)	*
All directors and executive officers as a group (12 persons)	871,713		—	25,510,864		7.95%
* Less than 1%.
(1)As of March 31, 2021, 280,795,263 shares of our common stock were outstanding, including unvested restricted stock, but excluding unvested performance-based equity awards granted to the Company’s directors, executive officers and employees pursuant to our equity compensation plans, which may or may not be earned in accordance with the terms thereof and excludes shares of common stock that may be acquired by redeeming OP units.
(2)As of March 31, 2021, 40,275,487 OP units were outstanding, including unvested time-based LTIP unit awards, but excluding unvested performance-based equity awards granted to the Company’s directors, executive officers and employees pursuant to our equity compensation plans, which may or may not be earned in accordance with the terms thereof. Amounts assume that all outstanding OP units are exchanged for shares of our common stock, regardless of when such OP units are exchangeable. Pursuant to the limited partnership agreement of our operating partnership, after receiving a redemption notice from an OP unit holder, our operating partnership must redeem units for cash or, at our option, shares of common stock on a one-for-one basis, subject to certain conditions.
(3)Beneficial ownership includes 567 shares held by Mr. Chao’s wife, as well as 6,502 shares of unvested restricted stock held by Mr. Chao.
(4)All 8,833 shares are unvested restricted stock.

(5)Includes 6,502 shares of unvested restricted stock.
(6)Includes 5,889 shares of unvested restricted stock.
(7)Amount of beneficial ownership in shares of common stock and/or OP units represents direct and indirect ownership held by this individual and his affiliates.
(8)Beneficial ownership includes 51,167 shares of common stock held by a trust of which Mr. Edison’s wife is the trustee and a beneficiary. Beneficial ownership also includes 232,064 shares of our common stock held by PELP because Mr. Edison has voting and dispositive control of the shares it holds. Beneficial ownership also includes 36,267 shares of common stock held by Phillips Edison Properties LLC because Mr. Edison has shared voting and dispositive control of the shares it holds.
(9)Includes 246,695 unvested time-based LTIP units. Beneficial ownership also includes 755,075 OP units held by Old 97, Inc and 3,092,572 OP units held by Edison Properties LLC because Mr. Edison has shared voting and dispositive control of the OP units held by these entities. Beneficial ownership also includes (i) 6,112,821 OP units held by a trust of which Mr. Edison’s wife is the trustee and their descendants are beneficiaries and (ii) 1,175,808 OP units held by a trust of which Mr. Edison is a co-trustee and beneficiary.
(10)Includes 41,105 unvested time-based LTIP units.
(11)Includes 80,258 unvested time-based LTIP units.
(12)Includes 15,086 unvested time-based LTIP units.
(13)Includes 8,229 unvested time-based LTIP units.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, executive officers, the chief accounting officer, and any persons beneficially owning more than 10% of our common stock to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors, executive officers and chief accounting officer, we believe all persons subject to these reporting requirements filed the reports on a timely basis in 2020.

RELATED PARTY TRANSACTIONS

Related Party Transactions Policy and Procedures

The Board has adopted the Related Party Transactions Policy requiring transactions with related persons to be reviewed and approved or ratified by the Audit Committee. The policy applies to all transactions or series of transactions in which the aggregate amount involved will or may exceed $120,000 in any fiscal year, between the Company and a director, executive officer or beneficial owner of more than 5% of our common stock, in which such related person had, has, or will have a direct or indirect material interest. Prior to entering into a transaction covered by the policy, a majority of the members of the Audit Committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The Audit Committee has preapproved certain transactions that involve: (i) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement or Annual Report on Form 10-K under Item 402 of Regulation S-K; (ii) any compensation paid to a director if the related compensation is required to be reported in the Company’s proxy statement or Annual Report on Form 10-K under Item 402 of Regulation S-K; and (iii) any transaction with another company where the related person’s interest arises solely as an employee, a beneficial owner of less than 10% of that company’s equity, or in the case of limited partnerships, a limited partner, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues.

Agreements with Related Persons

Advisory, Services, and Joint Venture Agreements—We have entered into certain advisory, services, and joint venture agreements under which we earn revenue for managing day-to-day activities and implementing the investment strategy for two institutional joint ventures in which we retain a partial ownership interest and one private fund (collectively the “Managed Funds”). Our services agreement with PELP has a five-year term through October 3, 2022. Our Necessity Retail Partners (“NRP”) joint venture agreement has a seven-year term through March 21, 2023. Our joint venture agreements with Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), pursuant to which we formed Grocery Retail Partners I LLC (“GRP I”) and Grocery Retail Partners II LLC (“GRP II”), each have a 10-year term through November 8, 2028. GRP I acquired the assets of GRP II through a contribution transaction in September 2020 and GRP II was dissolved in December 2020.

Under the terms of our agreements with the Managed Funds, we receive certain monthly asset management fees from the Managed Funds. The asset management fees paid by the Managed Funds vary from a flat fee to fees based on percentages of the assets under management or equity invested and are paid in cash. We earned asset management fees of approximately $2.7 million for the year ended December 31, 2020.

Guarantees—In connection with our NRP joint venture, we are the limited guarantor for up to $190 million, capped at $50 million in most instances, of NRP debt. As a part of the GRP I joint venture, GRP I assumed from us a $175 million mortgage loan for which we are the limited guarantor. Our GRP I guarantee is limited to being the non-recourse carveout guarantor and the environmental indemnitor. We entered into a separate agreement with Northwestern Mutual in which we agree to apportion any potential liability under this guarantee between us and them based on our respective ownership percentages in GRP I.

Property Management and Services Agreements—Under our property management and services agreements with the Managed Funds (collectively, “Management Agreements”), we earn revenues for managing day-to-day activities at the properties of the Managed Funds. As property manager, we are to provide various services (e.g., accounting, finance, and operations) for which we receive a distinct fee based on a set percentage of gross cash receipts each month. Under the Management Agreements, we also serve as a leasing agent to the Managed Funds. For each new lease, lease renewal or extension, and lease expansion, we receive a leasing commission. Leasing commissions are recognized as lease deals occur and are dependent on the terms of the lease. We also assist in overseeing the construction of various improvements for Managed Funds, for which we receive a distinct fee based on a set percentage of total project cost calculated upon completion of construction. We may have hired, directed, or established policies for employees who had direct responsibility for the operations of each real property we managed, which may have included on-site managers and building and maintenance personnel. We consider our Management Agreements with PELP month-to-month contracts because they are generally terminable by either party upon satisfaction of certain notice requirements. Our Management Agreements with our joint ventures have terms commensurate with their respective joint venture agreements, which are terminable by the joint ventures for cause and by us upon satisfaction of certain notice requirements.

Under the terms of our Management Agreements, we generally earn a monthly property management fee equal to 4% of the monthly cash receipts of the properties we managed for the Managed Funds. For the year ended December 31, 2020, we earned property management fees of approximately $2.1 million.

We also earned leasing commissions and construction management fees from the Managed Funds in an amount that is usual and customary for comparable services rendered to properties in a similar geographic market. For the year ended December 31, 2020, we earned leasing commissions and construction management fees of approximately $1.9 million.

We were also reimbursed for costs and expenses incurred by us, including legal, tax, travel, and other out-of-pocket expenses, that were directly related to the management of specific properties of the Managed Funds. For the year ended December 31, 2020, we received other fees and reimbursements of approximately $0.8 million.

Airplane Leases—PECO Air L.L.C. (“PECO Air”), an entity in which Mr. Edison, our Chairman and Chief Executive Officer, owns a 50% interest, owns an airplane that the Company uses for business purposes in the course of its operations pursuant to two written lease agreements. Pursuant to the two lease agreements, we pay PECO Air aggregate annual fees of approximately $0.9 million for 135 hours of operation, plus $500 for each hour of operation as well as fuel and certain maintenance costs. During 2020, we made aggregate payments of approximately $1.0 million to PECO Air. In addition, we entered into an aircraft time sharing agreement with Mr. Edison for personal use of the aircraft leased to us by PECO Air. The FAA limits the costs that can be charged and reimbursed under a time share arrangement. Mr. Edison pays an hourly fee that is within the restraints of the FAA requirements. In 2020, the cost to us exceeded the amount reimbursed by approximately $26,500, which amount is included in the All Other Compensation column of the Summary Compensation Table.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS - 2022 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in PECO’s proxy materials for the 2022 annual meeting of stockholders, must be received at PECO’s principal executive offices, 11501 Northlake Drive, Cincinnati, Ohio 45249, no later than 5:00 p.m. Eastern Time on December 10, 2021.

In addition, our bylaws currently provide that for nominations or other business to be properly brought at an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Section 2.12 of our bylaws. These notice provisions require that nominations of individuals for election to the Board and the proposal of business to be considered by the stockholders for the 2022 annual meeting of stockholders must be received no earlier than November 10, 2021 and no later than 5:00 p.m. Eastern Time on December 10, 2021. All proposals should be submitted in writing to: Phillips Edison & Company, Inc., Attn: Corporate Secretary, 11501 Northlake Drive, Cincinnati, OH 45249. All proposals must be in writing and otherwise in compliance with applicable SEC requirements and our bylaws.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as ‘‘householding,’’ is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of this proxy statement.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by contacting the Company at Attention: Investor Relations, 11501 Northlake Drive, Cincinnati, Ohio 45249; or by calling 1-833-347-5717. We will promptly send additional copies of this proxy statement. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of this proxy statement by contacting their broker, bank or other intermediary or by contacting the Company as indicated above.

WHERE YOU CAN FIND MORE INFORMATION

PECO files annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 or on their website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Investors may also consult our website for more information at www.phillipsedison.com/investors.

Copies of annual, quarterly and current reports, proxy statements and other information required to be filed with the SEC by PECO are available to our stockholders without charge upon written or oral request, excluding any exhibits to those filings. Our stockholders can obtain any of these filings by requesting them in writing or by telephone from the Company at: Phillips Edison & Company, Inc., 11501 Northlake Drive, Cincinnati, Ohio 45249, Attention: Investor Relations; 1-833-347-5717. If you have any questions about how to submit your proxy or you need additional copies of this proxy statement, the enclosed proxy card, or voting instructions, you can also contact Broadridge Financial Solutions, our proxy solicitor, at the following address and telephone number: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717; 1-855-835-8312.

APPENDIX A

FIRST AMENDMENT TO
PHILLIPS EDISON & COMPANY, INC.
2020 OMNIBUS INCENTIVE PLAN

This First Amendment (“First Amendment”) to the Phillips Edison & Company, Inc. 2020 Omnibus Incentive Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), effective as of [______], 2021 (the “Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.     The Company currently maintains the Plan.

B.    Pursuant to Section 16.1 of the Plan, the Board has the authority to amend the Plan at any time or from time to time; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, materially increase the number of Shares or OP Units (each, as defined in the Plan) available under the Plan, then such amendment shall be subject to stockholder approval.

C.    The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the aggregate number of Shares reserved and available for issuance under the Plan.

AMENDMENT

    The Plan is hereby amended as follows, effective as of the date on which the Company’s stockholders approve this First Amendment, except as otherwise provided below:

1.    Section 5.1. Section 5.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“Number of Shares. Subject to adjustment as provided in Sections 5.2 and 15.1 below, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 17,600,000, all of which may be granted as Incentive Stock Options. The maximum aggregate Fair Market Value of Shares associated with any Award granted under the Plan in any 12-month period to any one Non-Employee Director shall be $300,000. Subject to adjustment as provided in Section 15.1 below, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year of the Company shall be 2,000,000. Each OP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 5.1.”

2.    Section 5.2. Section 5.2 of the Plan is hereby deleted and replaced in its entirety with the following:

“Share Counting. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price paid by the Participant for such Shares (as may be adjusted pursuant to the Plan) or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the maximum share limitation specified in Section 5.1 above. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 5.1 and shall not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; (ii) Shares purchased on the open market with the cash proceeds from the exercise of Options; and (iii) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise price of an Option or Stock Appreciation Right and/or to satisfy any applicable tax withholding obligation with respect to any Award (including Shares retained by the Company from such Award being exercised and/or creating the tax obligation). Subject to rules of the principal stock exchange on which the Stock is then traded, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Subsidiaries immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1 above.”

3.    Section 5.3. Section 5.3 of the Plan is hereby deleted and replaced in its entirety with the following:

“Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock or Stock purchased on the open market.”

4.    Sections 6.1(b), 9.3. Each of the last sentence of Section 6.1(b) and the first sentence of Section 9.3 is hereby deleted in its entirety.
A-1

5.    Section 14.13. A new Section 14.13 is hereby created and added with the following:

“Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, no Award (or portion thereof) granted hereunder shall vest earlier than the first anniversary of the applicable Grant Date; provided, however, that the foregoing shall not apply to: (i) Awards granted pursuant to Section 14.12 (Substitute Awards); (ii) Awards delivered in lieu of fully-vested cash awards or payments; (iii) Awards delivered in lieu of cash compensation otherwise payable to a non-employee Director, where such Director has elected to receive an Award in lieu of such cash compensation; (iv) Awards granted to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting; or (v) any other Awards that result in the issuance of an aggregate of up to 5% of the maximum share limitation specified in Section 5.1 above. In addition, the Committee may provide that such one-year vesting restrictions may lapse or be waived upon the Participant’s termination of Continuous Status as a Participant and/or in connection with a Change in Control.”

6.    This First Amendment shall be and, as of the date on which the Company’s stockholders approve this First Amendment, is hereby incorporated in and forms a part of the Plan.

7.    Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

*****

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APPENDIX B

PHILLIPS EDISON & COMPANY, INC.
2020 OMNIBUS INCENTIVE PLAN
ARTICLE 1.
PURPOSE
1.1 General. The purpose of the Phillips Edison & Company, Inc. 2020 Omnibus Incentive Plan (the “Plan”) is to promote the success and enhance the value of the Company by linking the individual interests of employees, officers, directors, and consultants of the Company and its Subsidiaries to those of the Company’s stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors, and consultants (and prospective employees, officers, directors, and consultants) upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.
DEFINITIONS
    2.1 Definitions. Capitalized terms used in this Plan have the following meanings:
i.“Affiliate” means (i) any Subsidiary, or (ii) an entity that directly or indirectly controls, is controlled by or is under common control with, the Company.
ii.“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Award, OP Unit, Phantom Unit, or any other right or interest relating to Stock, OP Units or cash, granted to a Participant under the Plan.
iii.“Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.
iv.“Board” means the Board of Directors of the Company.
v.“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the applicable Award Agreement or in an employment, severance, or similar agreement or plan between a Participant and the Company or a Subsidiary, if any; provided, however that if there is no such Award Agreement or employment, severance, or similar agreement or plan in which such term is defined, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the Board: (i) the Participant’s commission of any fraud, misappropriation or gross and willful misconduct which causes demonstrable injury to the Company or an Affiliate; (ii) the Participant’s act of dishonesty resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or an Affiliate; (iii) the Participant’s willful and repeated failure to follow specific directives of the Board or the Chief Executive Officer to act or refrain from acting, which directives are consistent with the Participant’s position and title; or (iv) the Participant’s conviction of, or a plea of nolo contendere with respect to, a felony or a crime involving moral turpitude.
vi.“Change in Control” means and includes the occurrence of any one of the following events (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A of the Code insofar as applicable):
1.any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or an Affiliate or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors or (B) fifty percent (50%) or more of the Company’s then outstanding securities on a fully diluted basis, including OP Units (in each case, other than solely as a result of the acquisition by or on behalf of the Company of its own voting securities);
2. (A) a merger, reverse merger or other business combination or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation other than an Affiliate of the Company, except for a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger, reverse merger, business combination or consolidation, (B) the complete liquidation or dissolution of the Company;
3.the Incumbent Directors cease for any reason to be a majority of the members of the Board; or
4.a person (or group), other than an Affiliate, acquires (or has acquired, during a 12-month period), assets that have a total gross fair market value of fifty percent (50%) or more of the total gross fair market value of all assets of the Company immediately prior to such acquisition.
Notwithstanding the foregoing, any transaction involving any vehicle managed or sponsored by the Company or any of its Subsidiaries will not be a Change in Control.
vii.“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and interpretations promulgated thereunder, as in effect from time to time.
viii.“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Stock is then traded.

ix.“Company” means Phillips Edison & Company, Inc., a Maryland corporation, or any successor thereto.
x.“Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director, or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Subsidiary pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, director, or consultant and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
xi.“Deferred Stock Unit” means a right granted to a Participant under Article 10 hereof.
xii.“Disability” or “Disabled” has the same meaning assigned such term in the applicable Award Agreement or in an employment, severance, or similar agreement or plan between a Participant and the Company or a Subsidiary, if any; provided however that if there is no such Award Agreement or employment, severance, or similar agreement or plan in which such term is defined, then such term has the same meaning as provided in the long-term disability plan or policy maintained (or most recently maintained) by the Company or relevant Subsidiary for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means the Participant’s inability to perform the duties of the occupation at which he or she was employed or served when such disability commenced by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for at least twelve (12) continuous months. Any determination of whether Disability exists shall be made by the Committee in its sole discretion; provided, that to the extent necessary to avoid an Award being subject to tax under Code Section 409A, a Disability shall not be deemed to have occurred unless the event also qualifies as a disability under Code Section 409A(a)(2)(C).
xiii.“Dividend Equivalent” means a right granted to a Participant under Article 11 hereof.
xiv.“Effective Date” has the meaning assigned such term in Section 3.1 hereof.
xv.“Eligible Participant” means (i) any employee, officer, director, or consultant of the Company or a Subsidiary (including the Partnership), and (ii) any prospective employees, officers, directors, or consultants who have accepted offers of employment, directorship, or consultancy from the Company or its Subsidiaries, in each case as designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.
xvi.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.
xvii.“Fair Market Value” of the Stock on any date, means the fair market value of the Stock determined in good faith by the Committee and in compliance with Section 409A of the Code; provided, however, that if the Stock is listed on the New York Stock Exchange or another national securities exchange, Fair Market Value means the closing price of a Share on the primary exchange on which the Stock is listed on the date of determination; provided that, if there are no trades in the Shares on such date, Fair Market Value means the closing price of a Share on such primary exchange on the last date preceding such date for which there was at least one trade in the Shares; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Shares are reported on a national securities exchange and the Company has consummated an underwritten public offering in conjunction with such securities exchange listing, then the Fair Market Value shall be the “Price to the Public” (or equivalent) of a Share set forth on the cover page for the final prospectus relating to such offering.
xviii.“Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).
xix.“Good Reason” (or similar term) has the meaning assigned such term in the Award Agreement or in an employment, severance, or similar agreement or plan between a Participant and the Company or a Subsidiary, if any; provided, however that if there is no such Award Agreement or employment, severance, or similar agreement or plan in which such term is defined, “Good Reason” shall mean the occurrence of any of the following events or circumstances without the Participant’s express prior written consent: (i)(A) a material diminution in the Participant’s targeted total annual cash compensation, except for across-the-board target annual cash compensation reductions similarly affecting all or substantially all similarly situated employees; (B) a material diminution in the Participant’s authority, duties or responsibilities; or (C) any other action or inaction that constitutes a material breach by the Company or a Subsidiary of the terms of any employment agreement to which the Participant may be a party; and (ii) the Participant provides written notice of the Participant’s intent to terminate for Good Reason no later than 30 days after the event or condition purportedly giving rise to Good Reason first occurs; and (iii) the Company or Subsidiary fails to cure such event or condition within thirty (30) days of receiving such notice; and (iv) the Participant terminates the Participant’s employment within ninety (90) days of the such event or condition.
xx.“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
xxi.“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.
xxii.“Incumbent Director” means each member of the Board on the Effective Date together with any director(s) elected or appointed after the Effective Date whose election or nomination for election to the Board was approved prior to election or nomination by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) of the directors then still in office who either were directors on the Effective Date or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be an Incumbent Director.
xxiii.“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
xxiv.“Option” means a right granted to a Participant under Article 6 hereof to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
xxv.“OP Unit” means an undivided fractional limited partnership interest in the Partnership of one or more classes of interests established pursuant to the Partnership Agreement that is granted pursuant to Section 12.1 hereof and is intended to constitute a “profits interest” within the meaning of the Code.
xxvi.“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock, OP Units or other Awards relating to Stock or OP Units, including the right to receive cash based on the value of Stock and/or OP Units.
xxvii.“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 hereof or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
xxviii.“Partnership” means Phillips Edison Grocery Center Operating Partnership I, L.P, a Delaware limited partnership, and any successor thereto.
xxix.“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as may be further amended from time to time.
xxx.“Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 8 hereof.
xxxi.“Performance-Based Cash Award” means a right granted to a Participant under Article 8 hereof to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.
xxxii.“Performance Share” means any right granted to a Participant under Article 8 hereof to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.
xxxiii.“Performance Unit” means a right granted to a Participant under Article 8 hereof to a unit valued by reference to a designated amount of cash or property other than Shares to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.
xxxiv.“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act and as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.
xxxv.“Phantom Unit” means the right to receive a payment in cash equal to the value of a Share or OP Unit.
xxxvi.“Plan” means this Phillips Edison & Company, Inc. 2020 Omnibus Incentive Plan, as it may be amended or restated from time to time
xxxvii.“Retirement” means termination of employment with or service to the Company and its Subsidiaries after reaching age 65, with at least ten (10) years of service to the Company and/or its Subsidiaries. A termination for Cause shall not constitute a Retirement hereunder.
xxxviii.“Severance Plan” means the Phillips Edison & Company, Inc. Executive Severance and Change in Control Plan, as amended from time to time, and a Participant’s participation agreement thereunder.
xxxix.“Restricted Stock Award” means Stock granted to a Participant under Article 9 hereof that is subject to certain restrictions and to risk of forfeiture.
xl.“Restricted Stock Unit Award” means the right granted to a Participant under Article 9 hereof to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
xli.“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.
xlii.“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1 hereof, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.
xliii.“Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15 hereof.
xliv.“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 7 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 7 hereof.
xlv.“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall mean a “subsidiary corporation” within the meaning set forth in Section 424(f) of the Code.
ARTICLE 3.
EFFECTIVE TERM OF PLAN
3.1 Effective Date. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).
3.2 Termination of Plan. The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein )or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval). The termination of the Plan on such date shall not affect any Awards then outstanding and the terms and conditions of this Plan shall continue to apply to such Awards.
ARTICLE 4.
ADMINISTRATION
4.1 Committee. The Committee shall administer the Plan or, at the discretion of the Board from time to time, the Plan may be administered by the Board as provided below. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the administrator under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is subject to Rule 16b-3, be a person who is a “non-employee director” and “independent”, as each is described in the definition of Committee in Section 2.1 hereof. However, the mere fact that a Committee member shall fail to qualify under the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.
4.2 Action and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations and interpretations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s or an Subsidiary’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Committee or the Company to assist in the administration of the Plan.
4.3 Authority of the Committee. Except as provided below, the Committee has the exclusive power, authority and discretion to:
(a).Grant Awards;
(b).Designate Participants;
(c).Determine the type or types of Awards to be granted to each Participant;
(d).Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;
(e).Determine the terms and conditions of any Award, not inconsistent with the provisions of the Plan, granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;
(f).Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(g).Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(h).Cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 16.2 hereof;
(i).Accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum seven-year term of such awards) in such circumstances as the Committee may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 16.2 hereof;
(j).Decide all disputes arising in connection with the Plan or an Award;
(k).Decide all other matters that must be determined in connection with an Award;
(l).Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;
(m).Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;
(n).Amend the Plan or any Award Agreement as provided herein; and
(o).Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.
4.4 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Stock is listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 4; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by persons (i) who are members of the Board, (ii) who are subject to Section 16 of the Exchange Act, or (iii) who are officers of the Company (or directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegatee. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted or amended.
ARTICLE 5.
GRANTING OF AWARDS
5.1 Number of Shares. Subject to adjustment as provided in Sections 5.2 and 14.1 below, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 3,500,000. The maximum aggregate Fair Market Value of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be $100,000. The maximum aggregate Fair Market Value of Shares associated with any Award granted under the Plan in any 12-month period to any one Non-Employee Director shall be $300,000. The maximum number of Shares that may be issued upon the exercise or grant of an Award granted under the Plan shall not exceed in the aggregate an amount equal to 5% of the outstanding Shares on the Grant Date. Each OP Unit issued pursuant to an Award shall count as one Share for purposes of calculating the aggregate number of Shares available for issuance under the Plan as set forth in this Section 5.1. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board, but no less than the number of Shares subject to outstanding Awards and Options.
5.2 Share Counting.
(a).To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.
(b).Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.
(c).Shares withheld from an Award to satisfy maximum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan, but Shares delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements shall not be added back to the number of Shares available for issuance under the Plan.
(d).If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the net number of Shares actually issued by the Company shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.
(e).To the extent that the full number of Shares subject to an Award is not issued for any reason, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.
(f).Subject to rules of the principal stock exchange on which the Stock is then traded, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Subsidiaries immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1 above.
5.3 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
5.4 Participation. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Subsidiary which constitutes a “subsidiary corporation” as defined in Section 424(f) of the Code.
5.5 Award Agreements. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 6.
STOCK OPTIONS
6.1 General. The Committee is authorized to grant Options to Participants subject to terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall establish, including the following:
a.Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.
b.Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 6.1(d), which may include a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Except under certain circumstances contemplated by Section 14.8 or 14.9 hereof or as may be set forth in an Award Agreement with respect to death or Disability of a Participant, Options will not be exercisable before the expiration of one year from the Grant Date.
c.Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Option.
d.Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

6.2 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:
a.Exercise Price. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.
b.Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.
c.Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.
d.Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date of the Plan, or the termination of the Plan, if earlier.
e.Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.
f.Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or Subsidiary which constitutes a “subsidiary corporation” as defined in Section 424(f) of the Code.
ARTICLE 7.
STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
a.Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of (i) the Fair Market Value of one Share on the date of exercise over (ii)    the base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.
b.Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.
ARTICLE 8.
PERFORMANCE AWARDS
8.1 Grant of Performance Awards. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant and to designate the provisions of such Performance Awards as provided in Section 4.3 hereof. All Performance Awards shall be evidenced by an Award Agreement or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.
8.2 Performance Goals. The Committee may establish performance goals for Performance Awards which may be based on any performance criteria selected by the Committee. Such performance criteria may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, a Subsidiary or a division, region, department or function within the Company or a Subsidiary. The length of a performance period shall be determined by the Committee; provided, however, that a performance period shall not be shorter than 12 months. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the Participant in an amount determined by the Committee.
8.3 Right to Payment. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.
8.4 Other Terms. Performance Awards may be payable in cash, Stock or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid. Performance-Based Cash Awards that are annual cash incentive awards need not be evidenced by a written Award Agreement.
ARTICLE 9.
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
9.1 Grant of Restricted Stock and Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award.
9.2 Issuance and Restrictions. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Agreement or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.
9.3 Forfeiture. Except for certain limited situations (including but not limited to, the death or Disability of the Participant or a Change in Control referred to in Section 14.8 hereof), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time). Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
9.4 Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
9.5 Dividends on Restricted Stock. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested will be (i) forfeited, (ii) deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), (iii) credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant, or (iv) paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the third month following the later of (A) the calendar year in which the corresponding dividends were paid to stockholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture).
9.6 Legends on Restricted Stock. During the applicable restriction period, shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the Participant’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 14.6 hereof, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms, and conditions of this Plan and the Award Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the subject Shares in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period (and the satisfaction or attainment of applicable performance measures), subject to the Company’s right to require payment of any taxes in accordance with Section 17.3 hereof, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such Award.
ARTICLE 10.
DEFERRED STOCK UNITS
10.1 Grant of Deferred Stock Units. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Agreement setting forth the terms and conditions applicable to the Award.
ARTICLE 11.
DIVIDEND EQUIVALENTS
11.1 Grant of Dividend Equivalents. Subject to Section 17.7(g) below, the Committee is authorized to grant Dividend Equivalents to Participants in connection with other Awards or on a freestanding basis, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to any Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested.

11.2 Timing of Distribution of Dividend Equivalents. Unless otherwise provided in the applicable Award Agreement, any Dividend Equivalents granted with respect to an Award hereunder will be paid or distributed no later than the 15th day of the third month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.
ARTICLE 12.
OP UNITS AND PHANTOM UNITS
12.1 Grant of OP Units. The Committee is authorized to grant OP Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, that OP Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the OP Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191. The Committee shall specify the conditions and dates upon which the OP Units will vest and become nonforfeitable. Awards of OP Units shall be valued by reference to, or otherwise determined by reference to or based on, Shares. OP Units awarded under the Plan may be (x) convertible, exchangeable, or redeemable for other limited partnership interests in the Partnership (including OP Units of a different class or series) or Shares, or (y) valued by reference to the book value, fair value, or performance of the Partnership. OP Units will be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
12.2 Phantom Units. The Committee shall specify the conditions and dates upon which the Phantom Units will be earned and/or payable, whether or not the Phantom Units will have Dividend Equivalents, and such other restrictions as the Committee may impose at the time of the grant of the Phantom Unit.
ARTICLE 13.
STOCK OR OTHER STOCK-BASED AWARDS
13.1 Grant of Stock or Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, OP Units, cash or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares or OP Units awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares or OP Units, and Awards valued by reference to book value of Shares or OP Units or the value of securities of or the performance of specified Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Except for certain limited situations (including the death or Disability of the Participant or a Change in Control referred to in Section 14.8 hereof), Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time); provided that such restrictions shall not be applicable to any substitute Awards granted under Section 14.12 hereof, grants of Other Stock-Based Awards in payment of Performance Awards pursuant to Article 9 hereof, grants of Other Stock-Based Awards granted in lieu of cash or other compensation, or grants of Other Stock-Based Awards on a deferred basis.
ARTICLE 14.
PROVISIONS APPLICABLE TO AWARDS
14.1 Stand-Alone and Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2 hereof, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
14.2 Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 6.2(d) hereof applies, five years from its Grant Date).
14.3 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, OP Units, other Awards, or other property, or any combination, and may be made in a single payment or transfer or in installments, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
14.4 Limits on Transfer. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
14.5 Beneficiaries. Notwithstanding Section 14.4 above, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.
14.6 Stock Certificates. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
14.7 Acceleration Upon Death, Disability, or Retirement.
a.Death or Disability. Except as otherwise provided in the applicable Award Agreement or in an employment, severance, or similar agreement or plan between a Participant and the Company or a Subsidiary, if any, upon a Participant’s death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (unless a later date is required by Section 17.17 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c) hereof, the excess Options shall be deemed to be Nonstatutory Stock Options.
b.Retirement. Except as otherwise provided in the applicable Award Agreement or in an employment, severance, or similar agreement or plan between a Participant and the Company or a Subsidiary, if any, upon a Participant’s Retirement during his or her Continuous Status as a Participant, (i) the portion of such Participant’s outstanding unvested Options, SARs, and other Awards in the nature of rights that may be exercised, that would have become exercisable during the twelve (12) month period following the date of Retirement shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding unvested Awards that would have vested during the twelve (12) month period following the date of Retirement shall lapse, and (iii) all of such Participant’s outstanding Performance Awards shall remain outstanding and shall not be forfeited and the Participant shall become vested in the prorata portion of such award that are deemed to be earned at the end of the applicable performance period based upon the length of time within the performance period that has elapsed prior to the date of Retirement. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c) hereof, the excess Options shall be deemed to be Nonstatutory Stock Options.
14.8 Treatment Upon a Change in Control. The provisions of this Section 14.8 shall apply in the case of a Change in Control, unless otherwise provided in the Award Agreement or Severance Plan or as otherwise specifically provided in any special plan document or separate agreement with a Participant governing an Award.
a.Awards not Assumed or Substituted by Surviving Corporation. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the successor or surviving corporation or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding Performance Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 17.17 hereof) based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.
b.Awards Assumed or Substituted by Surviving Corporation. With respect to Awards assumed by the successor or surviving corporation or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s Performance Awards shall be deemed to have been fully earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be prorata payout to such Participant within thirty (30) days following the date of termination of employment (unless a later date is required by Section 17.17 hereof) based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c) hereof, the excess Options shall be deemed to be Nonstatutory Stock Options.
14.9 Acceleration for Any Reason. Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9. Notwithstanding anything in the Plan, including this Section 14.9, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.
14.10 Termination of Employment. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company or Subsidiary which constitutes a “subsidiary corporation” for purposes of Sections 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.
14.11 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.
14.12 Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
ARTICLE 15.
CHANGES IN CAPITAL STRUCTURE
15.1 Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares and OP Units that may be delivered under the Plan; (ii) adjustment of the number and kind of shares or OP Units subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 hereof shall automatically be adjusted proportionately, and the Shares and OP Units then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
15.2 Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1 above), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock or OP Unit, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
15.3 General. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 15.2 above. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
ARTICLE 16.
AMENDMENT, MODIFICATION AND TERMINATION
16.1 Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares or OP

Units available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the Exchange Act, (ii) to comply with the listing or other requirements of an exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
16.2 Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:
a.Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s written consent, reduce or diminish the value of such Award;
b.The original term of an Option may not be extended without the prior approval of the stockholders of the Company;
c.Except as otherwise provided in Article 15 hereof, the Committee shall not be permitted to (i) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (ii) cancel any previously granted Option or Stock Appreciation Right in exchange for another Option or Stock Appreciation Right with a lower exercise price per Share, (iii) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares on the date of such cancellation in exchange for another Award, or (iv) take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of an exchange, without the prior approval of the stockholders of the Company; and
d.No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.
16.3 Compliance Amendments. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.
ARTICLE 17.
GENERAL PROVISIONS
17.1 No Rights to Awards; Non-Uniform Determinations. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Subsidiaries, nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
17.2 No Shareholder Rights. No Award gives a Participant any of the rights of a stockholder of the Company or a member of the Partnership unless and until Shares and OP Units are in fact issued to such person in connection with such Award.
17.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or any Award. If Shares or OP Units are surrendered to the Company to satisfy withholding obligations in excess of the maximum withholding obligation, such Shares or OP Units must have been held by the Participant as fully vested for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares or OP Units for tax withholding obligations if the surrender of Shares or OP Units in satisfaction of such withholding obligations would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares or OP Units having a Fair Market Value on the date of withholding equal to the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income, all in accordance with such procedures as the Committee establishes.
17.4 No Right to Continued Service. Nothing in the Plan, any Award Agreement or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or status as an employee, officer, director, or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director, or consultant of the Company or any Subsidiary, whether for the duration of a Participant’s Award or otherwise.
17.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to the Employment Retirement Income Security Act of 1974, as amended.
17.6 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.
17.7 Expenses. The expenses of administering the Plan shall be borne by the Company and, if applicable, its Subsidiaries. The allocation of expenses among the Company and its Subsidiaries shall be as agreed to by the Company and the applicable Subsidiaries.

17.8 Titles and Headings. The titles and headings of the articles and sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.
17.9 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
17.10 Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
17.11 Government and Other Regulations.
a.Notwithstanding any other provision of the Plan, no Participant who acquires Shares or OP Units pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act), sell such Shares or OP Units, unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act, which is current and includes the Shares or OP Units to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the Securities Act, such as that set forth in Rule 144 promulgated under the Securities Act.
b.Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares or OP Units covered by an Award upon any exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares or OP Units thereunder, no Shares or OP Units may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares or OP Units pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares or OP Units under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the Securities Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
17.12 Governing Law. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.
17.13 Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.
17.14 No Limitations on Rights of Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares or OP Units to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
17.15 Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
17.16 Clawback. The Plan will be administered in accordance with Section 10D of the Exchange Act, any applicable rules and regulations promulgated by the Securities Exchange Commission and any national securities exchange or national securities association on which Shares may be traded, and any Company policy regarding compensation recoupment, and each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law. This Section 17.16 will not be the Company’s exclusive remedy with respect to such matters.
17.17 Special Provisions Related to Section 409A of the Code.
a.General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
b.Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Section 409A of the Code. If this provision prevents the application of a different form of payment of any amount or benefit, such payment shall be made in the same form as would have applied absent such designated event or circumstance.
c.Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.
d.Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):
i.the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”), and
ii.the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.
For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.
e.Fair Market Value of Unlisted Stock. If the Stock is not listed on a securities exchange, the Fair Market Value of the Stock as of any given date shall, for purposes of the Plan and any Award, be determined by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the Code.
f.Design Limits on Options and SARs. Notwithstanding anything in this Plan or any Award Agreement, no Option or SAR granted under this Plan shall (i) provide for Dividend Equivalents or (ii) have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option or SAR.

* * * * *

APPENDIX C

ARTICLES OF AMENDMENT

Phillips Edison & Company, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”) that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to provide that, immediately upon the acceptance of these Articles of Amendment for record by the SDAT (the “Effective Time”), each share of common stock, $0.01 par value per share, of the Corporation which was issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Class B Common Stock, $0.01 par value per share, of the Corporation.

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote thereon as required by law.

THIRD: There has been no increase in the authorized shares of stock of the Corporation effected by the amendment to the Charter as set forth above.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]
C-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its General Counsel, Senior Vice President & Secretary on this _____ day of ______________, 2021.

ATTEST: PHILLIPS EDISON & COMPANY, INC.

_____________________________ By: _____________________________ (SEAL)
Name: Tanya E. Brady Name: Jeffrey S. Edison
Title: General Counsel, Senior Vice Title: Chairman and Chief Executive Officer
President & Secretary

C-2

APPENDIX D

ARTICLES SUPPLEMENTARY

Phillips Edison & Company, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Section 4.2 of Article IV of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, reclassified and designated 350,000,000 authorized but unissued shares of common stock, $0.01 par value per share (the “Common Stock”), of the Corporation as 350,000,000 shares of Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”). There has been no increase in the authorized shares of stock of the Corporation effected by these Articles Supplementary.

SECOND: Except as set forth in the immediately following sentence, the Class B Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as the Common Stock and all provisions of the Charter applicable to the Common Stock, including, without limitation, the provisions of Articles IV and V, shall apply to the Class B Common Stock. Upon the six-month anniversary of the listing of the Common Stock for trading on a national securities exchange or such earlier date or dates as shall be approved by the Board and announced publicly by the Corporation with respect to all or any portion of the outstanding shares of Class B Common Stock, each share of Class B Common Stock or of such portion of Class B Common Stock, as the case may be, shall automatically and without any action on the part of the holder thereof convert into one share of Common Stock.

THIRD: A description of the Common Stock is contained in the Charter.

FOURTH: The Class B Common Stock has been reclassified and designated by the Board under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]
D-1

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its General Counsel, Senior Vice President & Secretary on this _____ day of ______________, 2021.

ATTEST: PHILLIPS EDISON & COMPANY, INC.

_____________________________ By: _____________________________ (SEAL)
Name: Tanya E. Brady Name: Jeffrey S. Edison
Title: General Counsel, Senior Vice Title: Chairman and Chief Executive Officer
President & Secretary

D-2

APPENDIX E

FIFTH ARTICLES OF AMENDMENT AND RESTATEMENT
OF
PHILLIPS EDISON & COMPANY, INC.

FIRST: Phillips Edison & Company, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I
 NAME

The name of the corporation is Phillips Edison & Company, Inc. (the “Corporation”).

ARTICLE II
 PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust (“REIT”) under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the Maryland General Corporation Law (the “MGCL”) and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III
 PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The name and address of the resident agent for service of process of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 2405 York Road Suite 201, Lutherville Timonium, Maryland 21093-2264. The address of the Corporation's principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road Suite 201, Lutherville Timonium, Maryland 21093-2264. The Corporation may have such other offices and places of business within or outside the State of Maryland as the board may from time to time determine.

ARTICLE IV
 STOCK

Section 4.1.  Authorized Shares. The Corporation has authority to issue 1,010,000,000 shares of stock, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $10,100,000. If shares of one class are classified or reclassified into shares of another class pursuant to this Article IV, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The board of directors, with the approval of a majority of the directors and without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that the Corporation has the authority to issue.

Section 4.2.  Common Stock. Subject to the provisions of Article V and except as may otherwise be specified in the terms of any class or series of Common Stock, each share of Common Stock shall entitle the holder thereof to one vote. The board of directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

Section 4.3.  Preferred Stock. The board of directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time in one or more series of stock.

Section 4.4.  Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article V and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the Maryland State Department of Assessments and Taxation. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 4.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the Maryland State Department of Assessments and Taxation.

Section 4.5.  Charter and Bylaws. The rights of all stockholders and the terms of all shares of stock are subject to the provisions of the charter and the bylaws.

Section 4.6.  No Preemptive Rights. Except as may be provided by the board of directors in setting the terms of classified or reclassified shares of stock pursuant to Section 4.4 or as may otherwise be provided by contract approved by the board of directors, no holder of shares of stock of any class or series shall have any preemptive right to subscribe to or purchase any additional shares of any class or series, or any bonds or convertible securities of any nature.

Section 4.7.  Issuance of Shares Without Certificates. Unless otherwise provided by the board of directors, the Corporation shall not issue stock certificates. The Corporation shall continue to treat the holder of uncertificated stock registered on its stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form provided by the Corporation for that purpose. With respect to any shares of stock that are issued without certificates, information regarding restrictions on the transferability of such shares that would otherwise be required by the MGCL to appear on the stock certificates will instead be furnished to stockholders upon request and without charge.

ARTICLE V
 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 5.1.  Definitions. As used in this Article V, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. 9.8% in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. All classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. One or more beneficiaries of the Trust as determined pursuant to Section 5.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. A stockholder of the Corporation for whom an Excepted Holder Limit is created by the board of directors pursuant to Section 5.2.7.

Excepted Holder Limit. The percentage limit established by the board of directors pursuant to Section 5.2.7 provided that the affected Excepted Holder agrees to comply with the requirements, if any, established by the board of directors pursuant to Section 5.2.7, and subject to adjustment pursuant to Section 5.2.8.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Initial Date. The date upon which shares of Common Stock are first issued in the initial public offering of Common Stock registered on Registration Statement No. 333-164313 on Form S-11.

Market Price. With respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by FINRA’s OTC Bulletin Board service or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the board of directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the board of directors.

Person. An individual, corporation, association, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, private foundation within the meaning of Section 509(a) of the Code, joint stock company, or other legal entity and also includes a “group” as that term is used for purposes of Rule 13d-5(b) or Section 13(d)(3) of the Exchange Act, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. With respect to any purported Transfer, any Person who but for the provisions of Section 5.2.1 would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The first day on which the Corporation determines pursuant to Section 6.2 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, of Capital Stock or the right to vote or receive distributions on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. Any trust provided for in Section 5.3.1.

Trustee. The Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 5.2.  Capital Stock.

Section 5.2.1.  Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation (1) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) otherwise failing to qualify as a REIT; provided, however, that Section 5.2.1(a)(ii)(1) shall not apply any period prior to the second year for which the Corporation has elected to be taxable as a REIT.

(iii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Corporation intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such).

(iv) Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that (1) this Section 5.2.1(a)(iii) shall not apply to a Transfer of shares of Capital Stock occurring in the Corporation’s first taxable year for which a REIT election is made and (2) the board of directors may waive this Section 5.2.1(a)(iii) if, in the opinion of the board of directors, such Transfer would not adversely affect the Corporation’s ability to qualify as a REIT.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 5.2.1(a)(i) or Section 5.2.1(a)(ii),

(i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 5.2.1(a)(i) or Section 5.2.1(a)(ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 5.3, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 5.2.1(a)(i) or Section 5.2.1(a)(ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 5.2.1(a)(i) or Section 5.2.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

Section 5.2.2.  Remedies for Breach. If the board of directors shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 5.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 5.2.1(a) (whether or not such violation is intended), the board of directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 5.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors.

Section 5.2.3.  Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 5.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 5.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 5.2.4.  Owners Required to Provide Information. Prior to the Restriction Termination Date:

(a) every owner of 5% or more (or such higher percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 5.2.5.  Remedies Not Limited. Subject to Section 6.2, nothing contained in this Section 5.2 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 5.2.6.  Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 5.2, Section 5.3 or any definition contained in Section 5.1, the board of directors shall have the power to determine the application of the provisions of this Section 5.2 or Section 5.3 with respect to any situation based on the facts known to it. In the event Section 5.2 or Section 5.3 requires an action by the board of directors and the charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 5.1, 5.2 or 5.3.

Section 5.2.7.  Exceptions.

(a) Subject to Section 5.2.1(a)(ii), the board of directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person. The board of directors may determine only to establish or increase an Excepted Holder Limit for such Person if:

(i) the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 5.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, an interest in such tenant that would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 5.2.1 through 5.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 5.2.1(b) and Section 5.3.

(b) Prior to granting any exception pursuant to Section 5.2.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 5.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 5.2.8.  Increase or Decrease in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. Subject to Section 5.2.1(a)(ii), the board of directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in shares of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of shares of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of shares of Capital Stock in excess of such percentage ownership of shares of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding shares of Capital Stock.

Section 5.2.9.  Legend. Should the Corporation issue stock certificates, each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter: (a) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (d) no Person may Beneficially Own or Constructively Own shares of Capital Stock that would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Corporation intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such); and (e) other than as provided in the Corporation’s charter, no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock that causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice and provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT. If any of the restrictions on Transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries or, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. In addition, the Corporation may redeem shares of Capital Stock upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above.

All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent on request and without charge to stockholders who are issued shares without a certificate.

Section 5.3.  Transfer of Capital Stock in Trust.

Section 5.3.1.  Ownership in Trust. Upon any purported Transfer or other event described in Section 5.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 5.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 5.3.6.

Section 5.3.2.  Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other distributions attributable to the shares held in the Trust.

Section 5.3.3.  Distributions and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article V, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 5.3.4.  Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 5.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 5.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.3.3 of this Article V. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 5.3.4, such excess shall be paid to the Trustee upon demand.

Section 5.3.5.  Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 5.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 5.3.3 of this Article V. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.

Section 5.3.6.  Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 5.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 5.4.  Settlement. Nothing in this Article V shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article V and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V.

Section 5.5.  Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

Section 5.6.  Non-Waiver. No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.

Section 5.7. Tender Offers. If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Securities Exchange Act, including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding securities of the Corporation, provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Corporation at least 10 Business Days prior to initiating any such tender offer. If any Person initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Corporation, in its sole discretion, shall have the right to redeem such non-compliant Person’s shares of Capital Stock and any shares of Capital Stock acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) with respect to Common Stock, the price then being paid per share of Common Stock purchased in the Corporation’s latest offering of Common Stock at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to the distribution reinvestment plan), (ii) the fair market value of the shares as determined by an independent valuation obtained by the Corporation or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Corporation may purchase such Tendered Shares upon delivery of the purchase price to the Person initiating such Non-Compliant Tender Offer, and, upon such delivery, the Corporation may instruct any transfer agent to transfer such purchased shares to the Corporation. In addition, any Person who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 5.7, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Corporation. The Corporation maintains the right to offset any such expenses against the dollar amount to be paid by the Corporation for the purchase of Tendered Shares pursuant to this Section 5.7. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 5.7 shall be of no force or effect with respect to Capital Stock that is then admitted for trading on any securities exchange registered as a national securities exchange under Section 6 of the Exchange Act.

ARTICLE VI
 PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 6.1.  Number of Directors. The number of directors of the Corporation may be increased or decreased from time to time pursuant to the bylaws but shall never be less than three (3) or more than fifteen (15). So long as a class of the Corporation’s stock is listed for trading on a national securities exchange, a majority of directors shall be “independent” in accordance with the rules and regulations of such exchange. If a class of the Corporation’s stock is not listed for trading on a national securities exchange, a majority of the directors shall be independent in accordance with the rules and regulations of the New York Stock Exchange.

Section 6.2.  REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The board of directors also may determine that compliance with any restriction or limitation on ownership and transfers of Capital Stock set forth in Article V is no longer required for REIT qualification.

Section 6.3 Authorization by Board of Stock Issuance. The board of directors may authorize the issuance from time to time of shares of Capital Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Capital Stock of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the bylaws.

Section 6.4.  Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the board of directors consistent with this charter or any shares of Capital Stock, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Capital Stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Capital Stock or the payment of other distributions on its Capital Stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any shares of Capital Stock; (e) any matters relating to the acquisition, holding and disposition of any assets by the Corporation; (f) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of shares of Capital Stock; (g) the number of shares of Capital Stock of any class or series of the Corporation; or (h) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the charter or bylaws or otherwise to be determined by the board of directors; provided, however, that any determination by the board of directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no director shall be liable for making or failing to make such a determination.

Section 6.5. Tax on Disqualified Organizations. To the extent that the Corporation incurs any tax pursuant to Section 860E(e)(6) of the Code as the result of any “excess inclusion” income (within the meaning of Section 860E of the Code) of the Corporation that is allocable to a stockholder that is a “disqualified organization” (as defined in Section 860E(e)(5) of the Code), the board of directors may, in its sole discretion, cause the Corporation to allocate such tax solely to the stock held by such disqualified organization in the manner described in Treasury Regulation Section 1.860E-2(b)(4), by reducing from one or more distributions paid to such stockholder the tax incurred by the Corporation pursuant to Section 860E(e)(6) as a result of such stockholder’s stock ownership.

Section 6.6. Indemnification. The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, its present and former directors and officers, whether serving or having served, the Corporation or at its request any other entity, for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer, whether serving or having served, the Corporation or at its request any other entity, in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other persons, including a person who served a predecessor of the Corporation as an officer or director, permitted to be indemnified by Maryland law as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Section 6.6 in respect of any act or omission that occurred prior to such amendment or repeal.

Section 6.7.  Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 6.8.  Rights of Objecting Stockholders. Holders of shares of Capital Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board, upon the affirmative vote of a majority of the entire board, shall determine that such rights shall apply, with respect to all or any classes or series of Capital Stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of Capital Stock would otherwise be entitled to exercise such rights.

Section 6.9. Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 6.10, nor the adoption or amendment of any other provision of the charter or bylaws inconsistent with this Section 6.10, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

ARTICLE VII
 AMENDMENT

The Corporation reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding Capital Stock.

ARTICLE VIII
 GOVERNING LAW

The rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

THIRD: The amendment and restatement of the charter of the Corporation as hereinabove set forth has been duly advised and approved by a majority of the entire board of directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Section 6.1 of the foregoing amendment and restatement of the charter.

SEVENTH: The undersigned officer acknowledges the foregoing amendment and restatement of the charter to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURES ON FOLLOWING PAGE]

PHILLIPS EDISON & COMPANY

11501 NORTHLAKE DRIVE
CINCINNATI, OH 45249

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D35698-P52358-Z79399

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHILLIPS EDISON & COMPANY, INC.

The Board of Directors recommends a vote **FOR** all nominees listed in Proposal 1.

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Jeffrey S. Edison	☐	☐
1b. Leslie T. Chao	☐	☐
1c. Elizabeth Fischer	☐	☐
1d. Paul J. Massey, Jr.	☐	☐
1e. Stephen R. Quazzo	☐	☐
1f. Jane Silfen	☐	☐
1g. John A. Strong	☐	☐
1h. Gregory S. Wood	☐	☐

The Board of Directors recommends you vote **FOR** each of Proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. Approve a non-binding, advisory resolution on executive compensation.	☐	☐	☐
3. Approve the amendment of our incentive equity plan as set forth in the First Amendment to the 2020 Omnibus Incentive Plan attached to the proxy statement.	☐	☐	☐
4. Approve the amendment of our charter as set forth in the Articles of Amendment attached to the proxy statement.	☐	☐	☐
5. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2021.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on this proxy card and date. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PHILLIPS EDISON & COMPANY

PROXY FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
PHILLIPS EDISON & COMPANY, INC.

Your Vote is Very Important!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2021: The Notice and Proxy Statement and 2020 Annual Report are available at www.proxyvote.com/peco.

D35699-P52358-Z79399

Phillips Edison & Company, Inc.
11501 Northlake Drive, Cincinnati, Ohio 45249
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints each of John P. Caulfield and Tanya E. Brady, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to attend the 2021 annual meeting of stockholders of Phillips Edison & Company, Inc. (the "Company") to be held at 10:00 a.m. Eastern Time, on June 18, 2021, and at any adjournment or postponement thereof, and to cast on behalf of the undersigned all of the votes that the undersigned would be entitled to cast at said meeting and to otherwise represent the undersigned at said meeting with all powers possessed by the undersigned if personally present at said meeting. The undersigned acknowledges receipt of the notice of the 2021 annual meeting of stockholders, the notice and proxy statement and the 2020 annual report, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to said meeting.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder. If this proxy is executed but no direction is made, the votes entitled to be cast by the undersigned will be cast (i) "FOR" all nominees in Proposal 1 and (ii) "FOR" Proposals 2, 3, 4 and 5. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

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